As Filed with the Securities and Exchange Commission December 16, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stem Cell Therapy International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2834	88-0374180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)

13046 Racetrack Rd. # 233

Tampa, FL 33626

(813) 283-2556

(Address and telephone number of principal executive offices)

Clint Gage, Esq.

Roetzel & Andress

350 E. Las Olas Boulevard

Suite 1150

Fort Lauderdale, FL 33301

Office: 954-462-4260 Fax: 954-462-4260

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common stock $0.001 par value	10,560,000	$0.12	$1,267,200	$71.00

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the Over The Counter Bulletin Board on December 14, 2009, which was $0.12 per share.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither Stem Cell Therapy International, Inc. nor the selling security holders are soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2009

Stem Cell Therapy International, Inc.

10,560,000 Shares of Common Stock

This prospectus relates to the resale of up to 10,560,000 shares of our common stock by Socius life Science Capital Group, LLC Ltd. (the “selling stockholder”), consisting of 10,560,000 shares of common stock issuable upon exercise of warrant issued to the selling shareholder pursuant to the Purchase Agreement. The selling stockholder may sell such common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, of the shares of common stock that it is offering. We will pay the expenses of registering these shares. We will not receive proceeds from the sale of our shares by the selling stockholder; however, we will receive payment in cash or notes issued by the selling stockholder upon any exercise of warrants.

The securities are being registered to permit the selling stockholder to sell the securities from time to time in the public market. The selling stockholder may sell the securities through ordinary brokerage transactions or through any other means described in the section titled “Plan of Distribution.” We do not know when or in what amount the selling stockholder may offer the securities for sale. The selling stockholder may sell any, all or none of the securities offered by this prospectus.

Our common stock is quoted on the OTC Bulletin Board and trades under the symbol “OTC: SCII”. The last reported sale price of our common stock on the OTC Bulletin Board on December 14, 2009, was $0.12 per share.

Investing in our common stock involves substantial risks.

See “Risk Factors,” beginning on page 2.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December     , 2009.

STEM CELL THERAPY INTERNATIONAL, INC. HAS NOT REGISTERED THE SHARES FOR SALE BY THE SELLING SHAREHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

STEM CELL THERAPY INTERNATIONAL, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date. In this prospectus, references to “Stem Cell Therapy International, Inc.,” “the Company,” “we,” “us,” and “our,” refer to Stem Cell Therapy International, Inc.

PROSPECTUS SUMMARY

Business Overview

Our substantive business operations have focused primarily on positioning the Company to leverage Histostem’s platform throughout the United States and the world and to obtain the necessary financing to complete the transaction and achieve our combined strategic goals.

We are a biotechnology company currently focused on three phases of our business development strategy. The first phase is the establishment of distribution channels for various cosmetic products developed and produced by Histostem Co, Ltd., a Korean Company (“Histostem”). In addition to the commercialization of cosmetic products, we also are making progress on establishing clinics and hospitals to run protocols, such as our hair regeneration treatments. This initial phase has the intent to quickly establish revenue streams that will reduce the overall cash used in operations. The second phase is the establishment of accreditation with associations such as American Association of Blood Banks (“AABB”) and National Center for Biotechnology Information (“NCBI”), in addition to Bone Marrow Donors Worldwide (“BWDW”), National Marrow Donor Program (“NMDP”) and others, with the intention of making our large repository of Cord Blood and Stem Cells available around the world for research and treatments. In addition, we will be expanding the facilities in Seoul, transforming it into the premier cord blood bank and therapy clinic in the world and establishing additional stem cell therapy clinics in North and Central America and Europe; commencing an international marketing campaign to expand the awareness of stem cell storage, technologies, therapies, and to encourage medical treatment. Phase three will focus on expanding clinical stem cell trials in Korea, thereby compiling the preliminary data necessary to submit applications to the United States Food and Drug Administration (“FDA”) for the approval of various products and treatments. We will also look for strategic acquisitions that will enable us to expand our services or expedite various parts of our strategic plan. The progress we make on our strategic plan will greatly depend on our ability to get the necessary capital for each phase.

Merger with Histostem:

The Company entered into a Reorganization and Stock Purchase Agreement with Histostem Co., Ltd., a Korean company (“Histostem”) on March 10, 2008, as amended and restated on September 23, 2009 (the “SPA”), pursuant to which we have agreed to acquire 90% of the issued and outstanding shares of Histostem in consideration for the issuance of at least 75,382,640 shares of our common stock. The closing of the transaction is subject to a number of conditions, including, but not limited to, (i) increasing the size of the Board of Directors to seven members; (ii) effectuating an increase in the Company’s authorized shares of common stock from 100 million shares to 500 million shares and to change the Company’s name to AmStem International Corp. (subsequent to September 30, 2009, the Company received a majority of the shareholder’s consent for number i and ii); and (iii) the Company will also issue a total of 4,000,000 shares to certain parties that have assisted with the completion of the SPA. The Company has filed a Form 14C with the SEC as notice of the name change and increase to the authorized number of shares.

Our principal executive offices are located at 13046 Racetrack Road, Tampa, Florida 33626, and our telephone number is (813) 283-2556.

The Offering

Common Stock outstanding prior to the offering	62,575,571

Common stock to be sold by the selling stockholder	10,560,000 (1)

Common Stock to be outstanding after the offering	73,135,571 (2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock hereunder. We will receive the exercise price of any common stock issued upon exercise of the warrants. We expect to use the proceeds received from the exercise of warrants, if any, for general working capital purposes.

OTCBB Symbol	SCII

(1)	Includes 10,560,000 shares underlying a warrant, based on the assumed sale of $5 million of Series A Preferred Stock at times when our stock price is $0.12 per share.
(2)	Assumes the exercise of the full amount of the warrant.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected and the value of our common stock could decline.

Risks Relating to Our Business

Our business is at an early stage of development and we may not develop therapeutic products that can be commercialized.

Our business is at an early stage of development. We do not have any products in late-stage clinical trials. We have one cosmetic product under a distribution agreement, which has no significant sales history. We are still in the early stages of identifying and conducting research on potential therapeutic products. Our potential therapeutic products will require significant research and development and preclinical and clinical testing prior to regulatory approval in the United States and other countries. We may not be able to obtain regulatory approvals, enter clinical trials for any of our product candidates, or commercialize any products. Our product candidates may prove to have undesirable and unintended side effects or other characteristics adversely affecting their safety, efficacy or cost-effectiveness that could prevent or limit their use. Any product using any of our technology may fail to provide the intended therapeutic benefits, or achieve therapeutic benefits equal to or better than the standard of treatment at the time of testing or production.

We have a history of operating losses and do not expect to be profitable in the near future. We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must consider the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Nonetheless, there is no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

We have not generated any profits since our entry into the biotechnology business and have incurred significant operating losses. We expect to incur additional operating losses for the foreseeable future and, as we increase our research and development activities, we expect our operating losses to increase significantly. We do not have any sources of significant revenues and may not have any in the foreseeable future. We will need additional capital to conduct our operations and develop our products and our ability to obtain the necessary funding is uncertain. We need to obtain significant additional capital resources from sources including equity and/or debt financings, cosmetic product sales, license arrangements, grants and/or collaborative research arrangements in order to develop products. Our current burn rate is approximately $100,000 per month excluding capital expenditures and the company has been funding this through private equity financings, as required. We believe that more formal financing in an amount sufficient to fund operations for a year or more will be required and we intend to seek such financing when the capital markets permit. However, if such financing is not available or available only on terms that are detrimental to the long-term survival of the company, it could have a major adverse effect on our ability to continue to function. The timing and degree of any future capital requirements will depend on many factors, including:

•	the accuracy of the assumptions underlying our estimates for capital needs in 2010 and beyond;

•	scientific progress in our research and development programs;

•

the magnitude and scope of our research and development programs and our ability to establish, enforce and maintain strategic arrangements for research, development, clinical testing, manufacturing and marketing;

•	our progress with preclinical development and clinical trials;

•	the time and costs involved in obtaining regulatory approvals; and

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims.

Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our stockholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our product lines, any of which could have a material adverse affect on our financial condition or business prospects.

Clinical trials are subject to extensive regulatory requirements, very expensive, time-consuming and difficult to design and implement. Our products may fail to achieve necessary safety and efficacy endpoints during clinical trials.

Human clinical trials can be very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidates will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•	unforeseen safety issues;

•	determination of dosing issues;

•	lack of effectiveness during clinical trials;

•	slower than expected rates of patient recruitment;

•	inability to monitor patients adequately during or after treatment; and

•	inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our IND submissions or the conduct of these trials.

The unpredictability of our future revenues and potential fluctuations in quarterly operation results could significantly impact our stock price and potential funding sources.

As a result of our limited operating history and the emerging nature of the biotechnological markets in which we compete, we are unable to accurately forecast its revenues. Our current and future expense levels are based largely on our investment plans and estimates of future revenues and are to a large extent fixed and expected to increase.

We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include (i) our ability to retain existing patients, attract new patients at a steady rate and maintain patient satisfaction, (ii) our ability to manage our facility and maintain gross margins, (iii) the announcement or introduction of new treatments and/or patents by us and our competitors, (iv) price competition or higher prices in the industry, (v) the level of use of the Internet and on-line patient services, (vi) Our ability to upgrade and develop our systems and infrastructure and attract new personnel in a timely and effective manner, (vii) the level of traffic on our websites, (viii) technical difficulties, system downtime, (ix) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure, (x) governmental regulation, and (xi) general economic conditions.

Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products.

A number of pharmaceutical, biotechnology and other companies, universities and research institutions have filed patent applications or have been issued patents relating to cell therapy, stem cells, and other technologies potentially relevant to or required by our expected products. We cannot predict which, if any, of such applications will issue as patents or the claims that might be allowed. We are aware that a number of companies have filed applications relating to stem cells. We are also aware of a number of patent applications and patents claiming use of stem cells and other modified cells to treat disease, disorder or injury. If third party patents or patent applications contain claims infringed by either our licensed technology or other technology required to make and use our potential products and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some products commercially. We may be required to defend ourselves in court against allegations of infringement of third party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. An adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

We may not be able to obtain the necessary management or senior management resources to support our growth.

While we cannot be sure we will be successful in growing the Company’s operations, our goal is to rapidly and significantly expand our operations to address potential growth and market opportunities. We intend to seek to accomplish this by adding additional affiliate clinics, and by our marketing efforts. By adding affiliates, our intention is to seek to not only increase the number of patients that can be treated, but increase the visibility of stem cell therapy in general. We believe that the combination of word of mouth and our marketing efforts may lead to a significant growth in demand for our products and services.

This expansion if successful could place a significant strain on the Company’s management, operational and financial resources. The Company will be required to hire new employees including senior management, key managerial, technical and operations personnel who would have to be fully integrated into the Company, operational and financial systems, procedures and controls, and to expand, train and manage its already growing employee base.

The Company also would be required to add finance, administrative and operations staff. Further, the Company’s management would be required to maintain and expand its relationships with Affiliate Treatment Clinics and Medical Facilities, University Labs, Private Labs and Treating Physicians globally.

If we grow rapidly, there is no assurance that the Company’s planned personnel, systems, procedures and controls would be adequate to support the Company’s future operations that the management would be able to hire train, retain, motivate and manage required personnel or that Company management would be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition and results of operations will be materially adversely affected.

We may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions.

Considerable research in the areas of stem cells, cell therapeutics and regenerative medicine is being performed in countries outside of the United States, and a number of our competitors are located in those countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property.

Our competition includes fully integrated biotechnology and pharmaceutical companies that have significant advantages over us.

The market for therapeutic stem cell products is highly competitive. We expect that our most significant competitors will be fully integrated pharmaceutical companies and more established biotechnology and stem cell companies. These companies are developing stem cell-based products and they have significantly greater capital resources in research and development, manufacturing, testing, obtaining regulatory approvals, and marketing capabilities. Many of these potential competitors are further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

Restrictive and extensive government regulation could slow or hinder our production of a cellular product.

The research and development of stem cell therapies is subject to and restricted by extensive regulation by governmental authorities in the United States and other countries. The process of obtaining FDA and other necessary regulatory approvals is lengthy, expensive and uncertain. We may fail to obtain the necessary approvals to continue our research and development, which would hinder our ability to manufacture or market any future product.

To the extent we utilize governmental grants in the future, the governmental entities involved may retain certain rights in technology that we develop using such grant money and we may lose the revenues from such technology if we do not commercialize and utilize the technology pursuant to established government guidelines.

Certain of our research has been or is being funded in part by government grants and our research may be so funded in the future. In connection with certain grants, the governmental entity involved retains rights in the technology developed. These rights could restrict our ability to fully capitalize upon the value of this research by reducing total revenues that might otherwise be available since such governmental rights may give it the right to practice the invention without payment of royalties.

The outcome of pre-clinical, clinical and product testing of our products is uncertain, and if we are unable to satisfactorily complete such testing, or if such testing yields unsatisfactory results, we will be unable to commercially produce our proposed products.

Before obtaining regulatory approvals for the commercial sale of any potential human products, our products will be subjected to extensive pre-clinical and clinical testing to demonstrate their safety and efficacy in humans. The clinical trials of our products, or those of our licensees or collaborators, must demonstrate the safety and efficacy of such products to the extent necessary to obtain appropriate regulatory approvals. Similarly, the testing of such products may not be completed in a timely manner, if at all, or only after significant increases in costs, program delays or both, all of which could harm our ability to generate revenues. In addition, our prospective products may not prove to be more effective for treating disease or injury than current therapies. Accordingly, we may have to delay or abandon efforts to research, develop or obtain regulatory approval to market our prospective products. The failure to adequately demonstrate the safety and efficacy of a therapeutic product under development could delay or prevent regulatory approval of the product and could harm our ability to generate revenues, operate profitably or produce any return on an investment in us.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.

We are engaged in activities in the biotechnology field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. Research and discoveries by other biotechnology, agricultural, pharmaceutical or other companies may render our technologies or potential products or services uneconomical or result in products superior to those we develop. Similarly, any technologies, products or services we develop may not be preferred to any existing or newly-developed technologies, products or services.

We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.

The biotechnology and pharmaceutical industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that we will be successful in these efforts.

Certain of our technology may not be subject to protection through patents, which leaves us vulnerable to theft of our technology.

Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we intend to require all employees, consultants, advisors and collaborators to enter into confidentiality and invention ownership agreements with us. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, clinical testing and commercialization of our proposed products requires that we enter into collaborations with corporate partners. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.

We rely upon and have relationships with scientific consultants at academic and other institutions, some of whom conduct research at our request, and other consultants with expertise in clinical development strategy or other matters. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities. These research facilities may have commitments to other commercial and non-commercial entities. We have limited control over the operations of these laboratories and can expect only limited amounts of time to be dedicated to our research goals.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business may bring us into conflict with our licensees, licensors or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.

Our products may be significantly more expensive to manufacture than other therapeutic products currently on the market today. We hope to substantially reduce manufacturing costs through process improvements, development of new science, increases in manufacturing scale and outsourcing to experienced manufacturers. If we are not able to make these, or other improvements, and depending on the pricing of the product, our profit margins may be significantly less than that of other therapeutic products on the market today. In addition, we may not be able to charge a high enough price for any cell therapy product we develop, even if they are safe and effective, to make a profit. If we are unable to realize significant profits from our potential product candidates, our business would be materially harmed.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

The Company’s performance is substantially dependent on the continued services and on the performance of its senior management and other key personnel, particularly the Company’s President, David Stark and Chief Financial Officer, Andrew Norstrud. The Company’s performance also depends on the Company’s ability to employ, retain and motivate its other officers and key employees. The loss of the services of any of its executive officers or future key employees could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations. The Company has negotiated 4 year employment agreements with its executive officers and intends to obtain “key person” life insurance policies. The Company’s future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled doctors, scientists, qualified PhD’s, technical, managerial, marketing and customer service personnel. Competition for such personnel is intense, and there is no assurance that the Company will be able to successfully attract, assimilate or retain sufficiently qualified personnel. The failure to retain and attract the necessary doctors, scientists, qualified PhD’s, technical, managerial, marketing and customer service personnel could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

We may not have sufficient product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.

The testing, manufacturing, marketing and sale of human therapeutic products entails an inherent risk of product liability claims. We currently have a limited amount of product liability insurance, which may not be adequate to meet potential product liability claims. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses. Adequate insurance coverage may not be available in the future on acceptable terms, if at all. If available, we may not be able to maintain any such insurance at sufficient levels of coverage and any such insurance may not provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

There are no assurance of public market for our common stock, possible lack of market makers and significant volatility in our stock.

Although our stock is currently quoted on the Over-the-Counter Bulletin Board, there is no assurance that a public trading market will continue or develop for our Common Stock. There is also no assurance that the existing trading or any such future market will be characterized as active.

Development of an active trading market for the Company’s Common Stock may depend upon the interest of securities market makers and the investing public which may depend in turn on the Company’s revenues and profits. The prices of securities of companies which are in limited supply in the public securities markets, which could describe the Company, are typically volatile.

There is a possible negative effect of common stock available for future sales.

A substantial component of the Common Stock issued by us is “restricted stock” as defined in SEC Rule 144, promulgated under the Securities Act of 1933. The offer of a significant number of restricted shares of Common Stock in the future in the public market, at or about the same time pursuant to Rule 144 or pursuant to a subsequent registration statement under the Securities Act of 1933 could have a depressive effect on the public market price of the Company’s common stock.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of our common stock, adversely affect the market price of our common stock and increase stockholder transaction costs to sell those shares.

Management cannot predict the market price of the Common Stock in the public market. At any time that the market price is less than $5.00 per share, certain larger stock brokerage firms may prohibit purchase or sale of the Shares within their clients’ accounts.

All securities brokerage firms effecting purchase orders for clients in our common stock at a time when the common stock has a market bid price of less than $5.00 per share are required by federal law to send a standardized notice to such clients regarding the risks of investing in “penny stocks”, to provide additional bid, ask and broker compensation and other information to the stockholders and to make a written determination that the Company’s common stock is a suitable investment for the client and receive the client’s written agreement to the transaction, unless the client is an established client of the firm, prior to effecting a transaction for the client. These business practices may inhibit the development of a public trading market for the Company’s common stock during periods that the price of the common stock in the public market is less than $5.00 by both limiting the number of brokerage firms which may participate in the market and increasing the difficulty in selling the Company’s common stock.

It is likely that we will need additional financing.

In order to continue as a going concern, we will require significant additional financing or a merger partner with substantial resources. We cannot guarantee that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. Even if we are able to expand our business, we cannot provide certainty that we will be successful or that investors will derive a profit from an investment in our equity.

We do not expect to pay cash dividends in the foreseeable future.

We have not paid cash dividends on our common stock and we do not plan to pay cash dividends on our common stock in the foreseeable future.

Stock prices for biotechnology companies have historically tended to be very volatile.

Stock prices and trading volumes for many biotechnology companies fluctuate widely for a number of reasons, including but not limited to the following factors, some of which may be unrelated to their businesses or results of operations:

•	clinical trial results;

•	the amount of cash resources and such company’s ability to obtain additional funding;

•	announcements of research activities, business developments, technological innovations or new products by competitors;

•	entering into or terminating strategic relationships;

•	changes in government regulation;

•	disputes concerning patents or proprietary rights;

•	changes in our revenues or expense levels; and

•	public concern regarding the safety, efficacy or other aspects of the Company’s products.

This market volatility, as well as general domestic or international economic, market and political conditions, could materially and adversely affect the market price of our common stock.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a limited operating history and lack of profits, which could lead to wide fluctuations in our share price. The price at which stockholders purchase shares of our common stock may not be indicative of the price of our common stock that will prevail in the trading market.

The market for our common stock has been characterized by significant price volatility when compared to seasoned issuers, and we expect that our stock price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, there has been limited trading in our common stock. As a consequence of this lack of liquidity, any future trading of shares by our stockholders may disproportionately influence the price of those shares in either direction. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors will be beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•	quarterly variations in our revenues and operating expenses;

•	announcements of new products or services by us;

•	fluctuations in interest rates;

•	significant sales of our common stock;

•	the operating and stock price performance of other companies that investors may deem comparable to us; and

•	news reports relating to trends in our markets or general economic conditions.

The sale or issuance of a substantial number of shares may adversely affect the market price for our common stock.

The future sale of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price for our common stock. We expect that we will likely issue a substantial number of shares of our capital stock in financing transactions in order to fund our operations and the growth of our business. Under these arrangements, we may agree to register the shares for resale soon after their issuance. We may also continue to pay for certain goods and services with equity, which would dilute our current stockholders. Also, sales of the shares issued in this manner could negatively affect the market price of our stock.

Compliance with the rules established by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 will be complex. Failure to comply in a timely manner could adversely affect investor confidence and our stock price.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require us to perform an annual assessment of our internal controls over financial reporting and certify the effectiveness of those controls. The standards that must be met for management to assess the internal controls over financial reporting as now in effect are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal controls over financial reporting. In addition, the attestation process is new for us and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of the assessment by our independent registered public accountants. If we cannot perform the assessment or certify that our internal controls over financial reporting are effective, or our independent registered public accountants are unable to provide an unqualified attestation on such assessment, investor confidence and share value may be negatively impacted.

FORWARD-LOOKING STATEMENTS

Information in this prospectus contains forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. A description of key factors that have a direct bearing on our results of operations is provided above under “Risk Factors” beginning on page 5 of this Prospectus.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares. We will receive the exercise price of any common stock we issue to selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR REGISTRANT’S COMMON EQUITY

Our common stock is approved for quotation on the OTC Bulletin Board under the trading symbol “SCII.OB.” The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The OTC Bulletin Board securities are traded by a community of market makers that enter quotes and trade reports. This market is extremely limited and any prices quoted may not be a reliable indication of the value of our common stock.

On December 14, 2009 the last reported sales price of our common stock as reported by the OTC Bulletin Board was $0.12 per share. As of December 14, 2009, we had 62,575,571 shares of common stock outstanding and approximately 300 holders of record of our common stock, and we had no shares of preferred stock outstanding.

The following table shows the high and low per share price quotations of Stem Cell Therapy International, Inc. common stock as reported in the OTCBB for the periods presented. High and low bid quotations reflect inter-dealer prices without adjustment for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions. We completed our acquisition of Stem Cell Therapy Corp. (“Stem Cell Florida”) in the third calendar quarter of 2005. Our stock has been thinly traded.

	HIGH	LOW
(Calendar Quarters)
Fiscal year ended March 31, 2010:
October 1, 2009 – December 14, 2009	$0.29	$0.06
July 1, 2009 – September 30, 2009	$0.50	$0.03
April 1, 2009 – June 30, 2009	$0.13	$0.04
Fiscal year ended March 31, 2009:
January 1, 2009 – March 31, 2009	$0.15	$0.05
October 1, 2008 – December 31, 2008	$0.09	$0.01
July 1, 2008 – September 30, 2008	$0.09	$0.01
April 1, 2008 – June 30, 2008	$0.16	$0.06

Fiscal year ended March 31, 2008:
January 1, 2008 – March 31, 2008	$0.27	$0.08
October 1, 2007 – December 31, 2007	$0.21	$0.05
July 1, 2007 – September 30, 2007	$0.40	$0.15
April 1, 2007 – June 30, 2007	$0.43	$0.07

As of December 14, 2009 there were approximately 300 holders of record of Stem Cell Therapy International, Inc. common stock. Many of these shares are held in street name, and consequently we have numerous additional beneficial owners.

The transfer agent of our common stock is Standard Transfer & Trust Co., Inc., 2980 S. Rainbow Blvd., Suite 220H, Las Vegas, NV 89146.

DIVIDEND POLICY

We have not declared any dividends on our common stock to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends on shares of our common stock, except that we would be required to pay dividends on outstanding shares of preferred stock in an amount equal to the dividend those shares would receive if they were converted to shares of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes and other financial information included elsewhere in this prospectus. The discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, expectations and intentions. Our actual results may differ significantly from management’s expectations. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

General Overview

The Company was originally incorporated in Nevada on December 28, 1992 as Arklow Associates, Inc.

On September 1, 2005, R Capital, Stem Cell Florida, and the Company (then Altadyne, Inc.) entered into a Reorganization and Stock Purchase Agreement. At that point, the Company had no assets, liabilities or ongoing operations. Pursuant to the agreement, Altadyne acquired 100% of the issued and outstanding shares of common stock of Stem Cell Florida in a non-cash transaction and Stem Cell Florida became a wholly-owned subsidiary of Altadyne, and the shareholders of Stem Cell Florida became shareholders of the Company. The Company assumed operation of the business of Stem Cell Florida, which was to establish stem cell therapy clinics and stem cell marketing. On October 5, 2005, the Company changed its name to Stem Cell Therapy International, Inc. to reflect the new business of the Company.

Proposed Merger with Histostem:

The Company entered into a Reorganization and Stock Purchase Agreement with Histostem Co., Ltd., a Korean company (“Histostem”) on March 10, 2008, as amended and restated on September 23, 2009 (the “SPA”), pursuant to which we have agreed to acquire 90% of the issued and outstanding shares of Histostem in consideration for the issuance of at least 75,382,640 shares of our common stock. The closing of the transaction is subject to a number of conditions, including, but not limited to, (i) increasing the size of the Board of Directors to seven members; (ii) effectuating an increase in the Company’s authorized shares of common stock from 100 million shares to 500 million shares and to change the Company’s name to AmStem International Corp. (subsequent to September 30, 2009, the Company received a majority of the shareholder’s consent for number i and ii); and (iii) the Company will also issue a total of 4,000,000 shares to certain parties that have assisted with the completion of the SPA. The Company has filed a Form 14C with the SEC as notice of the name change and increase to the authorized number of shares.

Since the Company entered into the Stock Purchase Agreement with Histostem our substantive business operations have focused primarily on positioning the Company to leverage Histostem’s platform throughout the United States and the world and to obtain the necessary financing to complete the transaction.

In April 2009, the Company formed AmStem International, Inc., a wholly owned subsidiary of the Company. AmStem International, Inc. is a new biotechnology company which provides biotherapeutic and cosmetic stem cell products, stem cell collection and storage know-how, and access to nanotechnology vital to the cutting edge stem cell research. To date, there have been no significant activities with this Company.

Results of Operations

For the three months ended September 30, 2009 and 2008

We had no revenue during the three months ended September 30, 2009 or 2008. This is primarily due to the fact that management has been concentrating most of its efforts on finalizing the Histostem transaction. There are no immediate plans to enter into any new transactions prior to the completion of the acquisition.

Legal expenses increased $27,919 to $37,317 for the three months ended September 30, 2009 as compared to $9,398 for the three month period ended September 30, 2008. The increase in legal expense is primarily due to additional legal fees incurred to assist with the settlement of the Histostem USA and Histostem Korea litigation of $11,329. The Company also paid $5,000 for services in connection with one of the convertible notes payable agreements. Finally, the Company issued 350,000 warrants valued at $17,494 to an attorney in connection with the execution of the merger agreement.

Consulting expenses decreased $37,006 to $3,433 for the three months ended September 30, 2009 as compared to $40,439 for the three month period ended September 30, 2008. The decrease in consulting expense is primarily due to the decrease in consulting agreements while the Company is working on completing the merger agreement.

Accounting expenses decreased $9,178 to $11,525 for the three months ended September 30, 2009 as compared to $20,703 for the three month period ended September 30, 2008. The decrease in accounting expense is primarily due to the decrease in audit fees as the Company continues to work on completing the merger agreement.

Compensation expense decreased $36,250 to $50,000 for the three months ended September 30, 2009 as compared to $86,250 for the three month period ended September 30, 2008. The decrease in compensation expense is due to the expiration of the employment agreements with the Chief Financial Officer and the Chief Operating Officer. For the month of September 2009, the Company agreed to pay the Company’s President and Chief Financial Officer each $25,000. The Company’s Board of Director’s have agreed to pay both the President and Chief Financial Officer $10,000 per month in October, November and December, 2009. Employment agreements have been entered into with the terms commencing on January 1, 2010.

Stock based compensation increased to $85,742 for the three months ended September 30, 2009 as compared to $8,777 for the three month period ended September 30, 2008. The increase in stock based compensation is due to grants of options for the Officers and Directors.

Settlement expenses decreased to $0 for the three months ended September 30, 2009 as compared to $188,850 for the three month period ended September 30, 2008. Settlement expense is primarily the result of the Company settling two lawsuits for $188,850.

Selling, general and administrative expenses decreased $3,713 to $4,682 for the three months ended September 30, 2009 as compared to $8,395 for the three months ended September 30, 2008. The decrease in selling, general and administrative expenses is due to an overall decrease in expenses as the Company negotiates the merger agreement.

Gain on settlement of liabilities increased $89,716 for the three months ended September 30, 2009 as compared to $0 for the three months ended September 30, 2008. The increase in gain on settlement of liabilities is mainly due to the renegotiation of legal fees related to the merger expenses.

Interest expense, net, increased $303,563 to $304,636 for the three months ended September 30, 2009 as compared $1,073 for the three month period ended September 30, 2008. The increase in interest expense is due to the increase in notes payable and the related amortization of the discount.

Our net loss for the three months ended September 30, 2009 was $407,619 as compared to $363,885 during the same period in 2008. The loss primarily reflects the increase in legal and stock based compensation expenses, as well as the increase in interest expense.

For the six months ended September 30, 2009 and 2008

We had no revenue during the six months ended September 30, 2009 or 2008. This is primarily due to the fact that management has been concentrating most of its efforts on finalizing the Histostem transaction. There are no immediate plans to enter into any new transactions prior to the completion of the acquisition.

Legal expenses decreased $119,411 to $50,435 for the six months ended September 30, 2009 as compared to $169,846 for the six month period ended September 30, 2008. The decrease in legal expense is primarily due to the prior year including legal expenses to assist in resolving some consulting agreement discrepancies and the overall decrease in Company activity while working toward the completion of the merger agreement.

Consulting expenses decreased $286,343 to $14,238 for the six months ended September 30, 2009 as compared to $300,581 for the six month period ended September 30, 2008. The decrease in consulting expense is primarily due to the decrease in consulting agreements while the Company is working on completing the merger agreement.

Accounting expenses decreased $10,874 to $47,298 for the six months ended September 30, 2009 as compared to $58,172 for the six month period ended September 30, 2008. The decrease in accounting expense is primarily due to the decrease in audit fees as the Company continues to work on completing the merger agreement.

Compensation expense decreased $30,381 to $158,824 for the six months ended September 30, 2009 as compared to $189,205 for the six month period ended September 30, 2008. The decrease in compensation expense is due to the expiration of the employment agreements with the Chief Financial Officer and the Chief Operating Officer. For the month of September 2009, the Company agreed to pay the Company’s President and Chief Financial Officer each $25,000. The Company’s Board of Director’s have agreed to pay both the President and Chief Financial Officer $10,000 per month in October, November and December, 2009. Employment agreements have been entered into with the terms commencing on January 1, 2010.

Stock based compensation increased to $94,520 for the six months ended September 30, 2009 as compared to $17,555 for the six month period ended September 30, 2008. The increase in stock based compensation is due to grants of options for the Officers and Directors.

Settlement expenses decreased to $0 for the six months ended September 30, 2009 as compared to $188,850 for the six month period ended September 30, 2008. Settlement expense is primarily the result of the Company settling two lawsuits for $188,850.

Selling, general and administrative expenses decreased $12,815 to $6,572 for the six months ended September 30, 2009 as compared to $19,387 for the six months ended September 30, 2008. The decrease in selling, general and administrative expenses is due to an overall decrease in expenses as the Company negotiates the merger agreement.

Gain on settlement of liabilities increased to $329,636 for the six months ended September 30, 2009 from $0 for the six months ended September 30, 2008. The gain resulted from the settlement of several liabilities and accrued expenses of $263,920. The Company also renegotiated the legal expenses related to the attorney that is assisting with the completion of the merger documents, which resulted in a net gain of $65,716.

Interest expense, net, increased $367,708 to $368,900 for the six months ended September 30, 2009 as compared to $1,192 for the six month period ended September 30, 2008. The increase in interest expense is due to the increase in notes payable and the related amortization of the discount.

Our net loss for the six months ended September 30, 2009 was $411,151 as compared to $944,788 during the same period in 2008. The loss primarily reflects the decrease in legal, consulting expenses, as well as the gain on the settlement of some accrued expenses.

For the years ended March 31, 2009 and 2008

We had no revenue during the year ended March 31, 2009 as compared to $132,960 of revenue for the comparable period in 2008. Revenues during 2008 reflected the referral of four patients and in 2009 the Company was focusing on the completion of the merger, and therefore, did not provide referral services to any patients.

Our cost of goods sold for the stem cell biological material delivered during the year ended March 31, 2009 was $0 as compared to $52,268 for the same period ended 2008. The decrease in cost of goods sold is due to the Company not providing any treatments during the year ended March 31, 2009.

Gross margin for the year ended March 31, 2009 was $0 as compared to $80,692 for the year ended March 31, 2008. Gross margin as a percentage of revenue for the year ended March 31, 2009 was 0% as compared to 61% for the year ended March 31, 2008. The decrease in gross margin is primarily due to the lack of sales and the Company focusing on completing the merger during the fiscal year ended March 31, 2009.

Total operating expenses decreased $333,234 or 21% to $1,244,849 for the year ended March 31, 2009 as compared to $1,578,083 for the year ended March 31, 2008. Operating expenses for the year ended March 31, 2009 and 2008 primarily consisted of the following items:

•

Legal expense was $247,336 for the year ended March 31, 2009, as compared to $399,609 for the year ended March 31, 2008, which is a decrease of $152,272. This decrease is primarily due to the expiration of two legal consulting agreements during the year ended March 31, 2008.

•

Consulting expense was $352,851 for the year ended March 31, 2009 compared to $313,536 for the year ended March 31, 2008. The increase from March 31, 2008 of $39,315 was primarily due to the Company entering a new consulting agreement during the year ended March 31, 2009 and writing off the balance of prepaid services for other consulting agreements that were no longer being used

•

Payroll expense was $416,715 for the year ended March 31, 2009, which is an increase of $189,419 over the prior year balance of $227,296. The increase in payroll expenses is due to the Company having a full year of salary for the Chief Executive Officer and the Chief Financial Officer, the Company has also accrued the employer’s portion of payroll taxes.

•

Stock based compensation decreased $528,532 to $35,110 for the year ended March 31, 2009 as compared to $563,642 for the year ended March 31, 2008. The decrease was due to the Company awarding its officers options valued at $505,716 during 2008, whereas there was no such award during 2009.

•

Settlement expense increased $98,850 for the year ended March 31, 2009 as compared to $0 for the year ended March 31, 2008. The increase in settlement expense is primarily due to the settlement of two legal matters during the 2009.

•

Selling, general and administrative expenses decreased $61,963 to $20,744 for the year ended March 31, 2009 as compared to $82,707 for the year ended March 31, 2008. The decrease in selling, general and administrative expenses for the year ended March 31, 2009 is due to an overall decrease in expenses as the Company negotiates the merger agreement.

Interest (expense) income, net increased $13,010 to ($14,644) during the year ended March 31, 2009, as compared to ($1,634) during the year ended March 31, 2008. The increase is due to an increase in notes payable of $232,500 during 2009 and amortization of the related discount and loan costs, as opposed to none of these amounts in 2008.

The net loss for the year ended March 31, 2009 was $1,259,493 as compared to $1,579,717 during the same period in 2008. The loss primarily reflects the decrease in revenue and stock based compensation offset by the increases in payroll expenses and professional service fees.

Liquidity and Capital Resources

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern. For the six months ended September 30, 2009 and the period since December 2, 2004 (date of inception) through September 30, 2009, the Company has had a net loss of $411,151 and $4,439,809, respectively and cash used by operations of $194,480 and $853,341, respectively, and negative working capital of $180,903 at September 30, 2009.

As of September 30, 2009, the Company has not emerged from the development stage. In view of these matters, recoverability of recorded asset amounts shown in the accompanying financial statements is dependent upon the Company’s ability to begin significant operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from shareholder advances and some relatively minor sales of equity securities (as set forth below). The Company intends on financing its future development activities and its working capital needs largely from the sale of equity securities, debt financing and loans from the Company’s Chief Executive Officer, until such time that funds provided by operations are sufficient to fund working capital requirements. There can be no assurance that the Company will be successful at achieving its financing goals at reasonably commercial terms, if at all.

During the six months ended September 30, 2009, the Company received $225,000 and agreed to repay to the lenders $281,500 (Convertible Notes) at the earlier of either six months or when the Company is able to obtain subsequent financing with minimum gross proceeds of $1,000,000. The interest rate is a simple 10% per annum. At the holders’ choice the note can be converted into common shares at a rate of either $0.04 per common share. The holder of the note can also convert the note, pursuant to the terms of the subsequent financing at a rate of 125% of the amount due at the closing of subsequent financing.

The Convertible Notes contain an embedded conversion feature. The difference between the conversion price and the Company’s estimated fair market value of its stock price on the commitment date of the notes was calculated to be $111,529 for notes issued during the six months ended September 30, 2009. The Company amortized the beneficial conversion feature over the life of the convertible debt.

The Company also issued 3,375,000 warrants in connection with the Convertible Notes. The warrants are exercisable at $0.04 per share, vest immediately and expire in August and September 2014. The Company valued the warrants at their relative fair value of $95,789 and recorded a discount on the Convertible Notes. The discount is amortized as interest expense over the term of the Convertible Notes. During the three and six months ended September 30, 2009, the Company recognized interest expense of $207,318 from the amortization of the discount and the beneficial conversion feature.

During the three months ended September 30, 2009, the note holders converted the Convertible Notes into 8,937,500 shares of common stock for $446,875 of convertible debt and related accrued interest.

During March 2009, the Company received $150,000 and agreed to repay to the lenders $187,500 at the earlier of either six months or when the Company is able to obtain subsequent financing with minimum gross proceeds of $1,000,000. The interest rate is a simple 10% per annum. At the holders’ choice the note can be converted into common shares at a rate of either $0.10 per common share or the greater of $.05 or the 30 Day volume weighted average price of the common stock. The holder of the note can also convert the note, pursuant to the terms of the subsequent financing at a rate of 125% of the amount due at the closing of subsequent financing. The proceeds received under the Convertible Notes were net of $37,620 of deferred loan costs. The loan costs are being amortized over the six month life of the Convertible Notes, which resulted in an additional $37,620 of interest expense during the six months ended September 30, 2009.

The Company also issued 1,125,000 warrants in connection with the Convertible Notes. The warrants are exercisable at $0.03 per share, vest immediately and expire in March 2014. The Company valued the warrants at their relative fair value of $63,750 and recorded a discount on the Convertible Notes. The discount is amortized as interest expense over the term of the Convertible Notes. During the six months ended September 30, 2009, the Company recognized interest expense of $63,750 from the amortization of the discount.

Effective June 27, 2007, the Company entered into an agreement with Newbridge Securities, Corp. (“Newbridge”) to assist the Company on a “best efforts” basis in raising approximately $250,000 in a private offering of up to 2 million shares of restricted common stock at a price of $0.125 per share. As of September 30, 2009, the Company has received $206,024 of proceeds, which represents $250,000 gross proceeds less $43,976 of offering costs.

Unpredictability of future revenues; Potential fluctuations in quarterly operating results; Seasonality:

As a result of our limited operating history and the emerging nature of the biotechnological markets in which we compete, we are unable to accurately forecast future revenues. Our current and future expense levels are based largely on our investment plans and future revenues and are to a large extent fixed and expected to increase.

Sales and operating results generally depend on the volume of, timing of and ability to fulfill the number of orders received for the biological solution and the number of patients treated which are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Recently Issued Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (FASB) issued, “Multiple Deliverable Revenue Arrangements”, which modifies accounting for multiple element arrangements by requiring that the separation of the arrangements be based on estimated selling prices based on entity specific assumptions rather than fair value, eliminating the residual method of allocation and requiring additional disclosures related to such arrangements. The standard is effective prospectively for arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company has not yet evaluated the impact the adoption of the standard will have on its consolidated financial statements.

On September 30, 2009, the Company adopted changes issued by the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards CodificationTM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the financial statements.

In August 2009, the FASB issued changes to fair value accounting for liabilities. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. These changes become effective for the Company on October 1, 2009. Management has determined that the adoption of these changes will not have an impact on the financial statements.

In June 2009, the FASB issued changes to the accounting for variable interest entities. These changes require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. These changes become effective on April 1, 2010. Management does not believe that these changes will have a material impact on the financial statements.

On June 30, 2009, the Company adopted changes issued by the FASB to accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued, otherwise known as “subsequent events.” Specifically, these changes set forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The Company evaluated for subsequent events through November 13, 2009, the issuance date of the Company’s financial statements.

In December 2007, the FASB issued, “Business Combinations,” effective for fiscal years beginning after December 15, 2008. This changed the accounting treatment for business combinations on a prospective basis. This statement requires that all assets, liabilities, contingent considerations and contingencies of an acquired business be recorded at fair value at the acquisition date. It also requires that acquisition costs be expensed as incurred and restructuring costs be expensed in periods after the acquisition date. The statement will only affect the Company’s financial condition or results of operations to the extent it has business combinations after the effective date.

On December 4, 2007, FASB issued Statement of Financial Accounting Standard, “Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51”. This new standard will significantly change the accounting for and reporting of non-controlling (minority) interests in consolidated financial statements. This became effective for the Company for the year ended March 31, 2009. The impact of adopting the statement on the consolidated financial statements will only apply to the extent we have business combinations in the future.

In May 2008, the FASB released, “The Hierarchy of Generally Accepted Accounting Principles.” This identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. The statement became effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The FASB has stated that it does not expect the statement will result in a change in current practice. The Company does not believe the application of this statement will have a significant impact, if any, on the Company’s financial statements.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (“SAB 110”) which allows companies that do not have sufficient historical experience for estimating the expected term of “plain vanilla” share option grants to provide a reasonable estimate and to continue use of the “simplified” method after December 31, 2007. SAB 110 extends the opportunity to use the “simplified” method beyond December 31, 2007, as was allowed by Staff Accounting Bulletin No. 107 (“SAB 107”). Adoption of SAB 110 will not impact our financial statements as we did not use the “simplified” method to estimate lives of share-based awards.

Changes in and disagreements with accountants on accounting and financial disclosure

On July 14, 2008, Aidman, Piser & Company, P.A. (“Aidman Piser”) resigned as our independent registered public accounting firm. Aidman Piser’s practice was acquired by Cherry, Bekaert & Holland, L.L.P. (“Cherry Bekaert”) in a transaction pursuant to which Aidman Piser merged its operations into Cherry Bekaert and certain of the professional staff and shareholders of Aidman Piser joined Cherry Bekaert either as employees or partners of Cherry Bekaert and will continue to practice as members of Cherry Bekaert.

The report of Aidman Piser regarding our financial statements for the fiscal years ended March 31, 2008 and March 31, 2007 does not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that substantial doubt was raised as to our ability to continue as a going concern. During the past two years and during the period from the end of the most recently completed year through July 14, 2008, the date of resignation, there were no disagreements with Aidman Piser on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Aidman Piser would have caused them to make reference to such disagreements in its reports.

We provided Aidman Piser with a copy of this disclosure prior to filing it with the SEC and requested that Aidman Piser furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements set forth above, if they do not agree, the respects in which they do not agree. A copy of the letter, dated August 14, 2008, was filed Exhibit 10.31 to our Form 8-K filed with the SEC on August 14, 2008.

On July 31, 2008 the Company engaged Brimmer, Burek, Keelan LLP, Certified Public Accountants, Tampa, FL, as its new independent accountants and who will audit the consolidated financial statements for the Company’s Annual Report on Form 10-K for the year ended March 31, 2009 and review the quarterly consolidated financial statements.

DESCRIPTION OF BUSINESS

Business Overview

Our substantive business operations have focused primarily on positioning the Company to leverage Histostem’s platform throughout the United States and the world and to obtain the necessary financing to complete the transaction and achieve our combined strategic goals.

We are a biotechnology company currently focused on three phases of our business development strategy. The first phase is the establishment of distribution channels for various cosmetic products developed and produced by Histostem Co, Ltd., a Korean Company (“Histostem”). In addition to the commercialization of cosmetic products, we also are making progress recruiting clinics and hospitals to run protocols, such as our hair regeneration treatments. This initial phase has the intent to quickly establish revenue streams that will reduce the overall cash used in operations. The second phase is the establishment of accreditation with associations such as American Association of Blood Banks (“AABB”) and National Center for Biotechnology Information (“NCBI”), in addition to Bone Marrow Donors Worldwide (“BWDW”), National Marrow Donor Program (“NMDP”) and others, with the intention of making our large repository of Cord Blood and Stem Cells available around the world for research and treatments. In addition, we will be expanding the facilities in Seoul, transforming it into the premier cord blood bank and therapy clinic in the world and establishing additional stem cell therapy clinics in North and Central America and Europe; commencing an international marketing campaign to expand the awareness of stem cell storage, technologies, therapies, and to encourage medical treatment. Phase three will focus on expanding clinical stem cell trials in Korea, thereby compiling the preliminary data necessary to submit applications to the United States Food and Drug Administration (“FDA”) for the approval of various products and treatments. We will also look for strategic acquisitions that will enable us to expand our services or expedite various parts of our strategic plan. The progress we make on our strategic plan will greatly depend on our ability to get the necessary capital for each phase.

Merger with Histostem:

The Company entered into a Reorganization and Stock Purchase Agreement with Histostem Co., Ltd., a Korean company (“Histostem”) on March 10, 2008, as amended and restated on September 23, 2009 (the “SPA”), pursuant to which we have agreed to acquire 90% of the issued and outstanding shares of Histostem in consideration for the issuance of at least 75,382,640 shares of our common stock. The closing of the transaction is subject to a number of conditions, including, but not limited to, (i) increasing the size of the Board of Directors to seven members; (ii) effectuating an increase in the Company’s authorized shares of common stock from 100 million shares to 500 million shares and to change the Company’s name to AmStem International Corp. (subsequent to September 30, 2009, the Company received a majority of the shareholder’s consent for number i and ii); and (iii) the Company will also issue a total of 4,000,000 shares to certain parties that have assisted with the completion of the SPA. The Company has filed a Form 14C with the SEC as notice of the name change and increase to the authorized number of shares.

History

The Company was originally incorporated in Nevada on December 28, 1992 as Arklow Associates, Inc.

On September 1, 2005, R Capital, Stem Cell Florida, and the Company (then Altadyne, Inc.) entered into a Reorganization and Stock Purchase Agreement. At that point, the Company had no assets, liabilities or ongoing operations. Pursuant to the agreement, Altadyne acquired 100% of the issued and outstanding shares of common stock of Stem Cell Florida in a non-cash transaction and Stem Cell Florida became a wholly-owned subsidiary of Altadyne, and the shareholders of Stem Cell Florida became shareholders of the Company. The Company assumed operation of the business of Stem Cell Florida, which was to establish stem cell therapy clinics and stem cell marketing. On October 5, 2005, the Company changed its name to Stem Cell Therapy International, Inc. to reflect the new business of the Company.

Stem Cell Industry Considerations

In the nascent, but rapidly growing field of stem cell therapies, products are a long way from being commercialized. However, the market potential for stem cell therapies products is very large. See generally “Cell Therapy Commercialization: Applying Stem Cell and Related Strategies,” Drug and Market Development Publishing, January, 2006. President Obama’s Executive Order to rescind the ban on federal funding for stem cell research is the first step in moving stem cell research forward in the U.S. President Obama is a supporter and co-sponsor of the Stem Cell Research Enhancement Act of 2007. The Stem Cell Research Enhancement Act would reach yet another compromise by allowing researchers in the U.S. to expand embryonic stem cell research while prohibiting scientists from creating or cloning embryos for research purposes. Under the current administration, scientists may finally have the chance to resolve the controversy with breakthroughs in treatments using stem cells.

According to an abundant and diverse body of clinical studies, scientists believe stem cells, which can grow and assimilate into any type of body tissue, could eventually provide a unique way to repair damaged or diseased tissue and treat or cure ailments including Parkinson’s disease, Alzheimer’s, diabetes and even spinal cord injuries. Supporters say the laboratory creation and study of these lines, which could number in the hundreds, is crucial to the advancement of the research. The likelihood of an autologous transplant using your own stem cells is 1 in 435, the likelihood of an allogeneic transplant from a matched donor (such as a sibling) is 1 in 400, and the net likelihood of any type of stem cell transplant is 1 in 217.

According to an editorial published in RED HERRING (Feb 2003), stem cell therapies are poised to capture what could be the biggest new market to hit biotech in a decade, nearly equal to the whole biotech industry at present. This estimate doesn’t even address the market for stem cells capable of repairing damaged vital organs like the brain, heart, and kidneys. California’s Proposition 71 currently allocates $3 billion funding for stem cell research and development. Other states are rapidly following suit. On April 7, 2006, for example, the governor of Maryland signed a new bill into law setting aside $15 million for stem cell research.

Dr. Steven Devine, Director of Blood & Marrow Transplant Program at The Ohio State University Comprehensive Cancer Center – James Cancer Hospital and Solove Research Institute, testified on behalf of the Umbilical Cord Blood legislation on 6/24/09 in the South Hearing Room at the Ohio Statehouse. House Bill 102, sponsored by Rep. Todd Book (D-McDermott), passed in the Senate Health Committee after passing in the House. The bill requires the Department of Health to make available on its Web site printable publications containing standardized, objective information about umbilical-cord-blood banking. It also requires the department to encourage healthcare professionals to provide the publications to pregnant women prior to the third trimester. If passed this legislation will promote cord blood banking on a national level; making more people aware of the benefits of cord blood repositories.

The National Marrow Donor Program estimates that by the year 2015, there will be 10,000 cord blood transplants world-wide per year using publicly banked cord blood. It is therefore vitally important to build public repositories of cord blood donations throughout the world. In the United States, the Health Resources and Services Administration (HRSA) of the US Dept. of Health and Human Services is responsible for funding national programs to register marrow donors and bank cord blood donations. The typical cost to a consumer (patient) to access a sample from a donor bank is $25,000 to $35,000+.

Our Markets

Cosmetic Market

Skin Rejuvenation – Worldwide, over $65 Billion is spent annually on skin care, with an additional $14.9 Billion spent in the specific area of anti-aging facial care. World medical retail expenditures for products to address skin rejuvenation are estimated at $1.8 Billion. The Company currently has an exclusive worldwide Distribution Agreement for “SteMixx,” a stem cell based facial cream developed by Histostem, Ltd. of South Korea. This product was approved in November 2009 by the Korean FDA as a “functional cosmetic” to treat the effects of aging on the skin.

Hair Regeneration – The worldwide annual market for hair regeneration is preliminarily estimated at $2.5 Billion. The Company plans to research and develop a stem cell injection technology currently employed by Histostem, Ltd.

Therapeutic Market

The Company will research and develop clinical trials to validate preliminary Phase I and II data from Histostem, Ltd. to support application to the U.S. FDA for stem cell therapy as a New Drug Application. This will be done for several disease states where preliminary anecdotal results have been especially promising.

Buerger’s Disease — One area of focus will be on a debilitating disease that currently has no effective treatment. Buerger’s disease is an incurable disease that blocks the blood vessels, leading to amputating the limbs in the worst cases. The incidence of Buerger’s is high in Asia; for example, 60% of telangiectasia is actually Buerger’s disease in Indonesia. Therefore, Buerger’s disease is a disease with a big market size. In clinical cases in Korea, Buerger’s disease has been treated by Histostem Ltd. using a direct stem cell therapy injection to the affected blood vessels.

Diabetes — Another area of focus is on diabetes. Normally, certain cells in the pancreas, called the islet ß cells, produce insulin which promotes the uptake of the sugar glucose by cells in the human body. Degeneration of pancreatic islet ß cells results in a lack of insulin in the bloodstream which results in diabetes. Although diabetics can be treated with daily injections of insulin, these injections enable only intermittent glucose control.

The transplantation of insulin producing cells called “islet cells” from one person to another has been shown to relieve the suffering and serious side effects caused by current therapies. As the primary source of islet cells today is organ donations, available supply is extremely limited. Therefore, our objective in the field of diabetes therapy is to increase the availability of pancreatic islet cells by inducing stem cells derived from our cell lines to grow and become islets or the individual cells found in the islets.

Liver Disease — The only effective treatment currently available for people with liver failure is full or partial organ transplantation. Unfortunately the demand for organs far exceeds the number of organs available.

Liver cell transplantation has been used in early stage clinical trials to treat patients with liver failure caused by acute or chronic disease and in patients with genetically caused metabolic defects. This therapy has proven to be especially useful as a “bridge” to keep patients alive until they can receive a whole liver transplant, as well as an alternative to whole-organ transplantation in specific cases. The procedure involves supplementing a patient’s liver function by injecting a donor’s liver cells (obtained from livers donated from brain dead, heart beating donors) into a patient’s liver or spleen where the liver cells remain and function. Our objective is to provide an alternate source of liver cells for the treatment of liver disease through cell transplant therapy.

The above-described disease states are representative of the many areas of regenerative treatment that are expected to be addressed by stem cell therapy.

Research Market

The research market for cell systems is made up of scientists performing basic research and applied research in the biological sciences. Basic research involves the study of cell biology, and the biochemical pathways to human disease. Applied research involves drug discovery, vaccine development, clinical research including cell engineering, and cell transplantation.

The domestic market can be broken into three segments. These include: (i) academic researchers in universities and privately-funded research organizations; (ii) government institutions such as the National

Institutes of Health, the U.S. Army, the U.S. Environmental Protection Agency and others; and (iii) industrial organizations such as pharmaceutical companies and consumer product companies.

Competition

The development of therapeutic and diagnostic agents for human disease is intensely competitive. Pharmaceutical companies currently offer a number of pharmaceutical products to treat diabetes, liver diseases and other diseases for which our technologies may be applicable. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for such products, alter the prognosis of these diseases, or prevent their onset. We believe that our therapeutic products, when and if successfully developed, will compete with these products principally on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system. We believe that our most significant competitors will be fully integrated pharmaceutical companies and more established biotechnology companies. Smaller companies may also be significant competitors, particularly through collaborative arrangements with large pharmaceutical or biotechnology companies, such as licensing of technology. Some of our primary competitors in the development of stem cell therapies are BioTime, International Stem Cell Corp. and Geron. These companies primarily provide standard media that have not been optimized for human embryonic stem cell growth.

Government Regulation

Regulation by governmental authorities in the United States and other countries is a significant factor in the development, manufacture and marketing of our proposed cosmetic and therapeutic products and in our ongoing research and product development activities. The nature and extent to which such regulation applies to us will vary depending on the nature of any products that may be developed by us. We anticipate that many, if not all, of our proposed therapeutic products will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures of the FDA, and similar regulatory authorities in European and other countries. Various governmental statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage and recordkeeping related to such products and their marketing. The process of obtaining these approvals and the subsequent compliance with appropriate statutes and regulations require the expenditure of substantial time and money, and there can be no guarantee that approvals will be granted.

Approval Process

FDA

Prior to commencement of clinical studies involving humans, preclinical testing of new pharmaceutical products is generally conducted on animals in the laboratory to evaluate the potential efficacy and safety of the product candidate. The results of these studies are submitted to the FDA as a part of an Investigational New Drug (IND) application, which must become effective before clinical testing in humans can begin. Typically, human clinical evaluation involves a time-consuming and costly three-phase process. In Phase 1, clinical trials are conducted with a small number of people to assess safety and to evaluate the pattern of drug distribution and metabolism within the body. In Phase 2, clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety. In some cases, an initial trial is conducted in diseased patients to assess both preliminary efficacy and preliminary safety and patterns of drug metabolism and distribution, in which case it is referred to as a Phase 1-2 trial. In Phase 3, large-scale, multi-center, comparative trials are conducted with patients afflicted with a target disease in order to provide enough data to demonstrate the efficacy and safety required by the FDA. The FDA closely monitors the progress of each of the three phases of clinical testing and may, at its discretion, re-evaluate, alter, suspend, or terminate the testing based upon the data which have been accumulated to that point and its assessment of the risk/benefit ratio to the patient.

Monitoring of all aspects of the study to minimize risks is a continuing process. All adverse events must be reported to the FDA.

The results of the preclinical and clinical testing on a non-biologic drug and certain diagnostic drugs are submitted to the FDA in the form of a New Drug Application (“NDA”) for approval prior to commencement of commercial sales. In the case of vaccines or gene and cell therapies, the results of clinical trials are submitted as a Biologics License Application (“BLA”). In responding to a NDA or BLA, the FDA may grant marketing approval, request additional information or refuse to approve if the FDA determines that the application does not satisfy its regulatory approval criteria. There can be no assurance that approvals will be granted on a timely basis, if at all, for any of our proposed products.

European and Other Regulatory Approval

Whether or not FDA approval has been obtained, approval of a product by comparable regulatory authorities in Europe and other countries will likely be necessary prior to commencement of marketing the product in such countries. The regulatory authorities in each country may impose their own requirements and may refuse to grant an approval, or may require additional data before granting it, even though the relevant product has been approved by the FDA or another authority. As with the FDA, the regulatory authorities in the European Union (“EU”) and other developed countries have lengthy approval processes for pharmaceutical products. The process for gaining approval in particular countries varies, but generally follows a similar sequence to that described for FDA approval. In Europe, the European Committee for Proprietary Medicinal Products provides a mechanism for EU-member states to exchange information on all aspects of product licensing. The EU has established a European agency for the evaluation of medical products, with both a centralized community procedure and a decentralized procedure, the latter being based on the principle of licensing within one member country followed by mutual recognition by the other member countries.

Other Regulations

We are also subject to various United States federal, state, local and international laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research work. We cannot accurately predict the extent of government regulation which might result from future legislation or administrative action.

Employees

We employ 2 full-time employees and one part-time employee. The Company also engages independent contractors and other temporary employees in its operations and finance and administration departments. None of the Company’s employees are represented by a labor union, and the Company considers its employee relations to be good. Competition for qualified personnel in the Company’s industry is intense, particularly among Doctors and other technical staff. The Company believes that its future success will depend in part on its continued ability to attract, hire and retain qualified personnel.

Properties

We currently have one mailing address at 13046 Racetrack Road #233, Tampa Florida 33626. We expect to have a location in California during 2010.

Legal Proceedings.

We are not currently involved in any material legal proceedings.

MANAGEMENT

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions. The Board of Directors appoints our executive officers. Our directors serve one-year terms or until their successors are elected and accept their positions. There are no family relationships or understandings between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name of Director or Executive Officer	Age	Current Position and Office
David Stark	51	President and Director

Andrew J. Norstrud	35	Chief Financial Officer and Director

Lixian (John) Jiang	37	Chief Operating Officer and Patent Trademark Counsel and Director

PRESIDENT – DAVID STARK:

David Stark, D.C., Q.M.E., joined the Company in 2008 and is also currently the President and CEO of Stark-SMO, a Site Management Organization whose services focus primarily on the research of stem cells and cord and tissue repositories. Due to his extensive and broad experiences in the inner workings of the research and regulatory aspects of clinical trials and FDA approval for Biologics, Dr. Stark brings a unique vision to the industry, and is a clear, motivated designer of superior approaches to research challenges. Formerly the Director of the National Institute of Clinical Research (NICR), he has been fully responsible for the design, organization and implementation of clinical trials for FDA approval for numerous biological and stem cell research. He has a broad background in designing, conducting, and monitoring clinical trials of new pharmaceuticals and Biologics’. Through his diverse and devoted networking within the industry, working with such companies as Genentech, Suni Medical imaging Inc. and UCSF medical school, Stark-SMO has assembled a wide network of more than 5,233 physicians in hospitals and private practice’s throughout the United States, and even extending to the international community. His focus now is on clinical trial management for Stem Cell research, small start up biotech companies and device inventors (array genome chips). In addition to his solid accomplishments on the industry side of clinical drug and device development, Dr. Stark is familiar with the FDA and has fostered a good working relationship with that governmental organization. Currently he has work on over 130 clinical and over 63 device trials from protocol development to FDA approval.

CHIEF FINANCIAL OFFICER – ANDREW J. NORSTRUD:

Mr. Norstrud joined the Company in September 2007. He is also currently the Chief Financial Officer of Jagged Peak, Inc. and previously with Segmentz, Inc., where he served as Chief Financial Officer, and played an instrumental role in the company achieving its strategic goals by pursuing and attaining growth initiatives, building an exceptional financial team, completing and integrating strategic acquisitions and implementing the structure required of public companies. Previously, Mr. Norstrud has worked for Grant Thornton LLP, Norco Accounting and Consulting, Aerosonic and PricewaterhouseCoopers LLP and has extensive experience with young, rapid growth public companies. Mr. Norstrud earned a Master of Accounting with a systems emphasis from the University of Florida and is a Florida licensed Certified Public Accountant.

CHIEF OPERATING OFFICER AND PATENT TRADEMARK COUNSEL – LIXIAN (JOHN) JIANG:

Lixian (John) Jiang is a senior Attorney from China and a Patent Agent in the United States. Mr. Jiang specializes in intellectual property law, China tax law and corporate law. He has worked in a number of top specialty law firms before he joined the Company in June of 2006. In addition, Mr. Jiang is a stem cell scientist with a PhD from the University of South Florida Medical School.

From December 2002 through August 2003, Mr. Jiang served as a Patent and Trademark Attorney in Shanghai, China for Sounding Intellectual Property Counsel Sino Co. Ltd. In this capacity, he performed inventor interviews, patent prior art searches in the area of medical science and chemistry, drafted and prosecuted patent applications in the areas of mechanic, chemistry and medical sciences, prosecuted trademark applications, performed intellectual property litigation in petition, infringement and disputation, and docketed patent/trademark files and maintained dockets of all due dates for patent and trademarks.

From December 2003 through June 2006, Mr. Jiang served as a Patent Prosecution Agent for Cedar Patent LLC, in Tampa, Florida. In this capacity, he performed inventor interviews, drafted computer science patent applications in the area of MSQL database and Macromedia flash communication server software, performed prior art searches for medical science and chemistry patents, drafted and prosecuted medical science patent applications in the fields of Chinese medicine, western blotting, PCR,

Board of Directors

Our Directors are elected by the vote of the holders of a majority of the shares of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the directors constitutes a quorum of the Board for the transaction of business. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Directors may receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Each of our directors currently receives no cash compensation for their service on the Board of Directors.

Director Independence

We have elected to use the independence standards of the NYSE AMEX Equities Exchange in our determination of whether the members of our Board are independent. Based on the foregoing, we have concluded that none of our current Board members are independent. The Board has not established any committees. The services typically provided by an audit committee, nominating committee, and compensation committee, are currently provided by our full Board.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Goals of Compensation Program

The primary goals of our Compensation Program with respect to the compensation of our executive officers are: (i) to attract and retain talented and dedicated executives; (ii) to tie annual and long-term cash and stock incentives to the achievement of specified company and individual performance criteria; and (iii) to align executives’ compensation incentives to achievements that we believe will lead to stockholder value creation. To achieve these goals, the Company maintains compensation plans that tie a substantial portion of executives’ overall compensation to the achievement of key operational, clinical and financial goals. The Company also evaluates the performance of each individual executive officer against specific individual performance criteria. The Company believes that the compensation for our executive officers is comparable with executives in other companies of similar size and stage of development operating in our industry, while taking into account our relative performance and our own strategic goals.

Elements of Compensation

We currently have a relatively simple compensation structure that is comprised of: (i) base salary; (ii) annual cash and equity incentive awards; and (iii) stock options.

Base Salary

Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we target salaries for our executive officers near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience as well as the Company’s financial position.

Cash and Equity Incentives

The 2009 / 2010 annual base salary for our executive officers is as follows:

Name	2009 Annual Base Salary
David Stark	$225,000
Andrew Norstrud	$225,000

Due to the cash needs of the Company, Mr. Stark and Mr. Norstrud have agreed to take significantly less in compensation until January 1, 2010. Depending on the cash needs of the Company, the executives may defer payments of compensation related to their new employment agreements in 2010, in addition to cash bonuses. Mr. Stark and Mr. Norstrud have both deferred approximately $125,000 of cash compensation as of September 30, 2009.

Stock Options

Stock option grants are made to employees after the commencement of employment and may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. The Company reviews and recommends initial stock option awards for executive officers based upon a review of competitive compensation data. In appropriate circumstances, the Company considers the recommendations of our Chief Executive Officer and Chief Financial Officer when determining the amount of an initial option grant or the amount of an annual incentive option grant for executive officers. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a one to two year period based upon continued employment, and generally expire ten years after the date of grant.

Summary Compensation Table

Except as noted in the table below, no Executive or employee was compensated over $100,000 for fiscal years ended March 31, 2008 or March 31, 2009.

	Summary Compensation Table
Name Principal Positions	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Calvin Cao, CEO	2008	150,000	—	—	—	—	150,000	*

David Stark, President	2009	225,000	—	—	—	—	225,000	*
	2008	—	—	55,000	70,219	—	125,219
Lixian (John) Jiang, COO	2009	60,000	—	—	—	—	60,000	*

Andrew Norstrud, CFO	2008	60,000	—	—	87,192	—	147,192	*
	2009	60,000	—	—	—	—	60,000	*
	2008	60,000	—	—	69,754	—	129,754	*

*	Total compensation also includes accrued compensation that has not been paid.

The Company does not have any annuity, retirement, pension, deferred or incentive compensation plan or arrangement under which any executive officers are entitled to benefits, nor does the Company have any long-term incentive plan pursuant to which performance units or other forms of compensation are paid. Executive officers may participate in group life, health and hospitalization plans if and when such plans are available generally to all employees. All other compensation consisted solely of health care premiums.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes equity awards granted to our President, Chief Financial Officer and other named executive officers that were outstanding as of March 31, 2009

		Option Awards					Stock Awards
Name	Number of Securities Underlying Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Or Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

David Stark, President (1)	750,000	—	—	$0.25	4 years from Grant	343,750	$32,184	—	—

Andrew J. Norstrud, CFO (2)	400,000	—	—	$0.19	10 years from Grant	—	—	—	—

Lixian (John) Jiang, COO (3)	500,000	—	—	$0.19	10 years from Grant	—	—	—	—

(1)	Consists of a grant made on March 24, 2008 for 750,000 options at a strike price of $0.25 that expire March 24, 2012.

(2)	Consists of a grant made on September 30, 2007 for 400,000 options at a strike price of $0.19 that expire September 30, 2017.
(3)	Consists of a grant made on September 30, 2007 for 500,000 options at a strike price of $0.19 that expire September 30, 2017.

DIRECTOR COMPENSATION

Directors of the Company who are not employees or consultants do not receive any compensation for their services as members of the Board of Directors, but are reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors.

RELATED PERSON TRANSACTIONS

Pursuant to our Code of Business Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. Except with respect to the transactions described below, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction for the past two years or in any presently proposed transaction to which we were or are to be party. None of our directors or executive officers is indebted to us.

At March 31, 2009, the due to related party account of $231,121 is made up of advances from the majority stockholder to assist the Company with its financial obligations. During the six months ended September 30, 2009, the Company converted the total amount of $231,121 into a formalized debt agreement. The promissory note is non-interest bearing and is due the earlier of the closing of any subsequent funding received by the Company with minimum gross proceeds of 3 million dollars or January 1, 2011. In the event the Company is unable to repay the note on or before the maturity date, the Company will pay to the note holder 1.5% simple monthly interest on all amounts outstanding.

During the year ended March 31, 2009, the Company borrowed a total of $45,000 from related parties. One of the notes for $25,000 was immediately repaid, which did not result in any interest payments. The remaining note bears interest at 7% per year and is due on demand. As of March 31, 2009, the Company has recorded $1,400 in accrued interest in the accompanying balance sheet and the notes payable have been repaid. These amounts have all been repaid.

The Company contracted with Norco Accounting and Consulting Inc. (“Norco”) to provide accounting and consulting services. The Company spent approximately $17,000 and $12,600 during the years ended March 31, 2009 and 2008, respectively. As of March 31, 2009, the Company owes Norco $2,024. The Company spent approximately $8,800 and $10,400 during the six months ended September 30, 2009 and 2008, respectively. As of September 30, 2009, the Company owes Norco $914. Norco is 50% owned by Andrew J. Norstrud, who joined the Company in September of 2007, as the Company’s Chief Financial Officer. The Company continues to use Norco for accounting staffing needs under the contract signed prior to Andrew J. Norstrud joining the Company.

The above amounts are not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 14, 2009, by (i) each person who is known by us to beneficially own 5% or more of our common stock, (ii) each of our directors and executive officers, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of such person, shares of Common Stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of October 1, 2009 were deemed to be outstanding.

The table shows each person known to us who owns beneficially more than five percent of the outstanding common stock of Stem Cell Therapy International, Inc. based on 62,575,571 shares being outstanding as of December 14, 2009, and the total amount of common stock of Stem Cell Therapy International, Inc. owned by each of its Directors and Executive Officers and for all of its Directors and Executives as a group.

Stock Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Name and Address or Number in Group	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)

Calvin Cao 2203 N. Lois Avenue, 9th Floor Tampa, FL 33607	7,904,200	(1)	12.6%

David J. Stark 13406 Racetrack Rd, #233 Tampa, FL 33626	3,063,942	(2)	4.8%

Andrew J. Norstrud 13406 Racetrack Rd, #233 Tampa, FL 33626	2,400,000	(3)	3.8%

Lixian (John) Jiang 13406 Racetrack Rd, #233 Tampa, FL 33626	950,000	(4)	1.5%

All Directors and Executive Officers as a Group (3 persons)	6,413,942		10.2%

(1)	Consists of 702,200 shares held by Global Capital Corp., 2,000,000 shares held by Vivian Cao Irrevocable Trust and 2,000,000 shares held by Christopher Cao Irrevocable Trust and 2,702,000shares held by Thuy-Van Chau.
(2)	Consists of 1,263,942 shares directly owned, 1,000,000 warrants to purchase shares at $0.15 and 750,000 shares at $0.25 per share.
(3)	Consists of 1,000,000 shares directly owned, 1,000,000 warrants to purchase shares at $0.15 and 400,000 shares at $0.19 per share.
(4)	Consists of 250,000 shares directly owned, 200,000 warrants to purchase shares at $0.15 and 500,000 shares at $0.19 per share.

DESCRIPTION OF SECURITIES

The following summary describes the material terms of our capital stock. It summarizes material provisions of our certificate of incorporation and by-laws.

General

Our certificate of incorporation authorizes us to issue 510,000,000 shares of capital stock, $0.001 par value per share, of which 500,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote per share. Subject to any voting rights granted to holders of any preferred stock, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the subject matter, other than the election of directors, will generally be required to approve matters voted on by our stockholders. Directors will be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors. Our certificate of incorporation does not provide for cumulative voting.

Dividends

Subject to the rights of holders of any outstanding preferred stock, the holders of outstanding shares of our common stock will share ratably on a per share basis in any dividends declared from time to time by our Board of Directors.

Other Rights

Subject to the rights of holders of any outstanding preferred stock, upon our liquidation, dissolution or winding up, we will distribute any assets legally available for distribution to our stockholders, ratably among the holders of our common stock outstanding at that time.

Preferred Stock

Our board of directors, without stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series, to the extent that those are not fixed in our certificate of incorporation.

The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock that ranks senior to our common stock with respect to the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix the limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding. We have designated 1,000 shares of Series A Preferred Stock. We currently have no preferred shares issued.

SELLING STOCKHOLDER

All of the shares of common stock registered for sale pursuant to this prospectus are shares issuable upon exercise of a warrant owned by the selling stockholder. All of the shares offered hereby were acquired or will be acquired by the selling stockholder in connection with that certain Stock Purchase Agreement, dated November 2, 2009, between us and Socius Life Sciences Capital Group, LLC, an affiliate of the selling stockholder. We have agreed to pay all expenses and costs to comply with our obligation to register the selling stockholder’s shares of common stock.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder immediately prior to the date of this prospectus (assuming that we sell all $5 million of Series A Preferred Stock and that those sales take place at times when our stock price is $0.159 per share) and the total number of shares that may be offered pursuant to this prospectus. Percentage of beneficial ownership before this offering is based on 62,575,571 shares of our common stock outstanding as of December 10, 2009. The selling stockholder may offer the shares for sale from time to time in whole or in part. Except where otherwise noted, the selling stockholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by it.

	Beneficial Ownership Before Offering		Number of
	Number of Shares		Shares Being	Beneficial Ownership After Offering
Selling Stockholder	Owned	Percent	Registered	Shares	Percent
Socius CG II Ltd. (1)	10,560,000	14.4%	10,560,000	0	*

*	Less than 1%.
(1)	Includes 10,560,000 shares of our common stock issuable under a warrant. Does not include 31,892,830 shares of our common stock issuable under the warrant but not presently exercisable pursuant to the terms thereof. The sole stockholder of Socius CG II, Ltd. is Socius Capital Group, LLC, dba Socius Life Sciences Capital Group, LLC. Voting and dispositive power with respect to the shares held by Socius CG II, Ltd. is exercised by Terry Peizer, the Managing Director of Socius Life Sciences Capital Group, LLC, who acts as investment advisor to Socius CG II, Ltd. Socius CG II, Ltd. is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The selling stockholder provided us with information with respect to its share ownership. Because the selling stockholder may sell all, part or none of their shares, we are unable to estimate the number of shares that will be held by the selling stockholder upon resale of shares of common stock being registered hereby. We have, therefore, assumed for the purposes of the registration statement related to this prospectus that the selling stockholder will sell all of its shares. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholder and any broker-dealers that act in connection with the sale of the shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholder may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will not receive any proceeds from the sale of the shares by the selling stockholder.

LEGAL MATTERS

The validity of the issuance of securities offered by this prospectus will be passed upon for us by Nevada counsel.

EXPERTS

The consolidated financial statements and schedule of Stem Cell Therapy International Inc. as of March 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss and cash flows for the years then ended and for the period from inception (August 17, 2001) through September 30, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the report of Aidman, Piser & Company PA and Brimmer, Burek & Keelan, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding the Company and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at www.amsteminc.com.

INDEX TO FINANCIAL STATEMENTS

Stem Cell Therapy International, Inc.

(A Development Stage Company)

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Consolidated Balance Sheets

	September 30, 2009	March 31, 2009
	(unaudited)	(audited)

Assets
Current assets:
Cash	$63,177	$32,657
Deferred loan costs, net	—	33,326
Prepaid expenses	510,000	135,000

Total current assets	573,177	200,983

Deposits	8,000	5,000

Total assets	$581,177	$205,983

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$41,323	$163,521
Accrued expenses	74,637	151,191
Accrued compensation	300,000	749,096
Notes payable, net of unamortized discount of $24,501 and $84,437, respectively	6,999	103,063
Notes payable, related party	331,121	—
Due to related party	—	231,121

Total current liabilities	754,080	1,397,992

Commitments and contingencies (Note 9)	—	—

Stockholders’ deficit:
Preferred stock; $.001 par value; 10,000,000 shares authorized and 0 issued and outstanding, respectively	—	—
Common stock; $.001 par value; 100,000,000 shares authorized and 61,255,092 and 47,134,258 issued and outstanding, respectively	61,255	47,134
Additional paid-in capital	4,205,851	2,789,715
Stock subscription receivable	(200)	(200)
Deficit accumulated during development stage	(4,439,809)	(4,028,658)

Total stockholders’ deficit	(172,903)	(1,192,009)

Total liabilities and stockholders’ deficit	$581,177	$205,983

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,		Period December 2, 2004 (Date of Inception) through September 30, 2009
	2009	2008	2009	2008
Revenue	$—	$—	$—	$—	$559,404
Cost of goods sold:
General	—	—	—	—	278,361
Loss on firm purchase commitment	—	—	—	—	116,000

Gross margin		—	—	—	165,043

Operating expenses:
Legal expenses	37,317	9,398	50,435	169,846	759,103
Consulting expenses	3,433	40,439	14,238	300,581	1,267,834
Accounting expenses	11,525	20,703	47,298	58,172	305,588
Compensation expenses	50,000	86,250	158,824	189,205	1,014,139
Stock based compensation	85,742	8,777	94,520	17,555	702,048
Settlement expense	—	188,850	—	188,850	98,850
Selling, general and administrative	4,682	8,395	6,572	19,387	405,528

	192,699	362,812	371,887	943,596	(4,553,090)

Loss from operations	(192,699)	(362,812)	(371,887)	(943,596)	(4,388,047)

Other income (expenses):
Gain on settlement of liabilities	89,716	—	329,636	—	329,636
Interest expense, net	(304,636)	(1,073)	(368,900)	(1,192)	(381,398)

Net loss before taxes	(407,619)	(363,885)	(411,151)	(944,788)	(4,439,809)

Income tax expense	—	—	—	—	—

Net loss	(407,619)	(363,885)	(411,151)	(944,788)	(4,439,809)

Less: Dividends on preferred stock	—	—	—	—	(10,000)

Loss attributable to common shareholders	$(407,619)	$(363,885)	$(411,151)	$(944,788)	$(4,449,809)

Loss per share, basic and diluted	$(0.01)	$(0.01)	$(0.01)	$(0.02)	$(0.12)

Weighted average number of common shares outstanding, basic and diluted	51,748,162	42,612,519	49,453,816	42,857,030	35,938,962

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Consolidated Statement of Changes in Stockholders’ Deficit

From December 2, 2004 (Date of Inception) through September 30, 2009 (unaudited)

	Common Stock		Preferred Stock		Additional Paid-In Capital	Stock Subscriptions Receivable	Deficit Accumulated During Development Stage	Total
	Shares	Amount	Shares	Amount
Issuance of common stock for cash (December 2004)	11,600,000	$11,600	—	$—	$—	$—	$—	$11,600
Exercise of stock options for services (December 2004)	500,000	500	—	—	—	—	—	500
Issuance of common stock and options for acquisition deposit (December 2004)	5,000,000	5,000	—	—	2,749	—	—	7,749
Stock options issued for services	—	—	—	—	906	—	—	906
Issuance of common stock for services (January 2005)	2,170,000	2,170	—	—	—	—	—	2,170
Issuance of common stock for cash (January 2005)	200,000	200	—	—	—	—	—	200
Issuance of common stock for cash (February 2005)	1,100,000	1,100	—	—	—	—	—	1,100
Issuance of common stock for cash (March 2005)	650,000	650	—	—	—	—	—	650
Net loss for the period	—	—	—	—	—	—	(26,241)	(26,241)

Balance, March 31, 2005	21,220,000	21,220	—	—	3,655	—	(26,241)	(1,366)
Cancellation of common stock issued and options awarded for services (May 2005)	(5,600,000)	(5,600)	—	—	(2,749)	—	—	(8,349)
Issuance of common stock for services (September 2005)	379,000	379	—	—	—	—	—	379
Issuance of common stock for intangible asset	5,000,000	5,000	—	—	—	—	—	5,000
Reverse acquisition, September 1, 2005	6,310,678	6,311	—	—	(906)	—	—	5,405
Issuance of common stock for a reduction in stockholder advances (September 2005)	3,000,000	3,000	—	—	—	—	—	3,000
Issuance of common stock for services (September 2005)	3,030,000	3,030	—	—	—	—	—	3,030
Issuance of preferred stock for cash (September 2005)	—	—	500,000	500	34,500	—	—	35,000
Dividend on preferred stock	—	—	—	—	(10,000)	—	—	(10,000)
Issuance of common stock for services (September 2005)	6,400	6	—	—	11,994	—	—	12,000
Issuance of common stock for services (October 2005)	11,882	12	—	—	11,988	—	—	12,000
Issuance of common stock for services (October 2005)	20,000	20	—	—	20,980	—	—	21,000
Issuance of common stock for services (October 2005)	10,000	10	—	—	17,490	—	—	17,500
Issuance of common stock for services (October 2005)	10,000	10	—	—	14,490	—	—	14,500
Issuance of common stock for services (November 2005)	13,953	14	—	—	11,986	—	—	12,000
Issuance of common stock for services (December 2005)	30,000	30	—	—	29,070	—	—	29,100
Issuance of common stock for services (December 2005)	12,000	12	—	—	11,988	—	—	12,000
Issuance of common stock for services (January 2006)	10,000	10	—	—	7,555	—	—	7,565

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Consolidated Statement of Changes in Stockholders’ Deficit (continued)

From December 2, 2004 (Date of Inception) through September 30, 2009 (unaudited)

	Common Stock		Preferred Stock		Additional Paid-In Capital	Stock Subscriptions Receivable	Deficit Accumulated During Development Stage	Total
	Shares	Amount	Shares	Amount
Issuance of common stock for services (January 2006)	10,000	10	—	—	7,555	—	—	7,565
Issuance of common stock for services (January 2006)	14,118	14	—	—	11,986	—	—	12,000
Issuance of common stock for services (January 2006)	20,000	20	—	—	16,980	—	—	17,000
Issuance of common stock for services (February 2006)	14,118	14	—	—	11,986	—	—	12,000
Issuance of common stock for services (February 2006)	24,000	24	—	—	20,376	—	—	20,400
Issuance of common stock for services (February 2006)	48,000	48	—	—	40,752	—	—	40,800
Issuance of common stock for services (February 2006)	48,000	48	—	—	40,752	—	—	40,800
Issuance of common stock for services (March 2006)	30,361	30	—	—	11,970	—	—	12,000
Net loss for the year ended March 31, 2006	—	—	—	—	—	—	(506,161)	(506,161)

Balance, March 31, 2006	33,672,510	33,672	500,000	500	324,398	—	(532,402)	(173,832)
Issuance of common stock for services (April 2006)	25,276	26	—	—	21,974	—	—	22,000
Issuance of common stock for services (May 2006)	16,484	16	—	—	11,984	—	—	12,000
Issuance of common stock for services (June 2006)	422,599	423	—	—	167,577	—	—	168,000
Issuance of common stock for services (July 2006)	330,265	330	—	—	122,670	—	—	123,000
Issuance of common stock for services (August 2006)	28,235	28	—	—	11,972	—	—	12,000
Net loss for the year ended March 31, 2007	—	—	—	—	—	—	(657,046)	(657,046)

Balance, March 31, 2007	34,495,369	34,495	500,000	500	660,575	—	(1,189,448)	(493,878)

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Consolidated Statement of Changes in Stockholders’ Deficit (continued)

From December 2, 2004 (Date of Inception) through September 30, 2009 (unaudited)

	Common Stock		Preferred Stock		Additional Paid-In Capital	Stock Subscriptions Receivable	Deficit Accumulated During Development Stage	Total
	Shares	Amount	Shares	Amount
Issuance of common stock for services (May 2007)	250,000	250	—	—	44,750	—	—	45,000
Issuance of common stock for services (June 2007)	300,000	300	—	—	116,700	—	—	117,000
Issuance of common stock for cash, net of offering costs (July 2007)	2,000,000	2,000	—	—	204,024	—	—	206,024
Issuance of warrants for consulting services (September 2007)	—	—	—	—	23,750	—	—	23,750
Exercise of warrants (September 2007)	125,000	125	—	—	(125)	(125)	—	(125)
Share-based compensation to employees	—	—	—	—	505,716	—	—	505,716
Issuance of warrants for consulting services (October 2007)	—	—	—	—	419,864	—	—	419,864
Issuance of warrants for consulting services (December 2007)	—	—	—	—	10,000	—	—	10,000
Exercise of warrants (December 2007)	125,000	125	—	—	(125)	(125)	—	(125)
Exercise of options (January 2008)	2,000,000	2,000	—	—	—	—	—	2,000
Issuance of common stock for services (February 2008)	500,000	500	—	—	62,000	—	—	62,500
Issuance of common stock for services (March 2008)	750,000	750	—	—	176,750	—	—	177,500
Share-based compensation to employees (March 2008)	250,000	250			54,750	—	—	55,000
Issuance of warrants for consulting services (March 2008)	—	—	—	—	28,700	—	—	28,700
Exercise of warrants (March 2008)	125,000	125	—	—	(125)	(125)	—	(125)
Share-based compensation to employees (March 2008)	—	—	—	—	2,926	—	—	2,926
Net loss for the year ended March 31, 2008	—	—	—	—	—	—	(1,579,717)	(1,579,717)

Balance, March 31, 2008	40,920,369	40,920	500,000	500	2,310,130	(375)	(2,769,165)	(417,990)
Issuance of common stock for services (April 2008) (unaudited)	1,200,000	1,200	—	—	123,800	(200)	—	124,800
Amortization of options issued to employees (June 2008) (unaudited)	—	—	—	—	8,777	—	—	8,777
Issuance of common stock for exercise of warrants (June 2008) (unaudited)	125,000	125	—	—	14,340	(4,625)	—	9,840
Issuance of common stock for cash (June 2008) (unaudited)	388,889	389	—	—	34,611	—	—	35,000
Conversion of preferred stock (June 2008) (unaudited)	500,000	500	(500,000)	(500)	—	—	—	—
Amortization of options issued to employees (August 2008) (unaudited)	—	—	—	—	8,778	—	—	8,778
Issuance of common stock for cash (August 2008) (unaudited)	500,000	500	—	—	24,500	—	—	25,000
Issuance of common stock for legal settlement (August 2008) (unaudited)	500,000	500	—	—	38,350	—	—	38,850
Issuance of common stock for legal settlement (June 2008) (unaudited)	3,000,000	3,000	—	—	87,000	—	—	90,000

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Consolidated Statement of Changes in Stockholders’ Deficit (continued)

From December 2, 2004 (Date of Inception) through September 30, 2009 (unaudited)

	Common Stock		Preferred Stock		Additional Paid-In Capital	Stock Subscriptions Receivable	Deficit Accumulated During Development Stage	Total
	Shares	Amount	Shares	Amount
Issuance of common stock for services (December 2008)	1,000,000	1,000	—	—	39,000	—	—	40,000
Reduction of accounts payable in lieu of cash payment on subscription (December 2008)	—	—	—	—	—	5,000	—	5,000
Amortization of options issued to employees (December 2008)	—	—	—	—	8,777	—	—	8,777
Issuance of common stock for services (December 2008)	2,000,000	2,000	—	—	78,000	—	—	80,000
Cancellation of common stock for legal settlement (December 2008)	(3,000,000)	(3,000)	—	—	(87,000)	—	—	(90,000)
Issuance of warrants with convertible notes payable	—	—	—	—	63,750	—	—	63,750
Amortization of options issued to employees (March 2009)	—	—	—	—	8,777	—	—	8,777
Value of the beneficial conversion feature related to the issuance of convertible notes payable	—	—	—	—	28,125	—	—	28,125
Net loss for year ended March 31, 2009	—	—	—	—	—	—	(1,259,493)	(1,259,493)

Balance, March 31, 2009	47,134,258	47,134	—	—	2,789,715	(200)	(4,028,658)	(1,192,009)
Issuance of common stock in settlement of liabilities (June 2009) (unaudited)	500,000	500	—	—	29,000	—	—	29,500
Issuance of common stock for accrued payroll liabilities (June 2009) (unaudited)	2,250,000	2,250	—	—	130,500	—	—	132,750
Issuance of common stock for services (June 2009) (unaudited)	200,000	200	—	—	11,600	—	—	11,800
Amortization of options issued to employees (June 2009) (unaudited)	—	—	—	—	8,778	—	—	8,778
Issuance of common stock for convertible notes payable (September 2009) (unaudited)	8,937,500	8,938	—	—	437,937	—	—	446,875
Exercise of warrants (September 2009) (unaudited)	233,334	233	—	—	(233)	—	—	—
Issuance of common stock for merger costs (September 2009) (unaudited)	2,000,000	2,000	—	—	488,000	—	—	490,000
Discount on convertible notes payable (September 2009) (unaudited)	—	—	—	—	207,318	—	—	207,318
Amortization of options issued to employees (September 2009) (unaudited)	—	—	—	—	8,777	—	—	8,777
Issuance of warrant for legal services (September 2009) (unaudited)	—	—	—	—	17,494	—	—	17,494
Share-based compensation to employees (September 2009) (unaudited)	—	—	—	—	76,965	—	—	76,965
Net loss for the six months ended September 30, 2009 (unaudited)	—	—	—	—	—	—	(411,151)	(411,151)

Balance, September 30, 2009 (unaudited)	61,255,092	$61,255	—	$—	$4,205,851	$(200)	$(4,439,809)	$(172,903)

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended September 30,			Period from December 2, 2004 (Date of Inception) through September 30,
	2009		2008	2009
Operating activities:
Net Loss		$(411,151)	$(944,788)	$(4,439,809)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Share-based compensation to non-employees		29,294	388,718	1,832,983
Share-based compensation to employees		—	17,555	563,642
Amortization of options		17,555	8,777	52,664
Amortization of warrants issued with notes payable		323,754	—	331,192
Settlement of lawsuit with common stock		—	128,850	38,850
Gain on settlement of accrued payroll and assumption of liabilities		(329,636)	—	(329,636)
Issuance of common stock and warrants in relief of accrued payroll		154,549	—	154,549
Amortization of deferred loan costs		33,326	—	37,620
Investment income reinvested		—	—	(2,943)
Amortization		—	—	667
Write off of intangible asset		—	—	4,333
(Increase) decrease in:		—
Prepaid expenses		25,000	(3,700)	(101,090)
Deposits		(3,000)	2,169	(8,000)
Increase (decrease) in:
Accounts payable		(77,232)	44,199	68,289
Accrued payroll		31,240	187,755	780,336
Accrued expenses		11,821	75,471	163,012

Net cash used by operating activities		(194,480)	(94,994)	(853,341)

Investing activities:
Proceeds from certificate of deposit, restricted		—	—	2,943

Net cash provided by investing activities		—	—	2,943

Financing activities:
Proceeds from advances from stockholder		—	—	52,528
Repayment of stockholder advances		—	—	(49,528)
Proceeds from issuance of notes payable		225,000	45,000	419,880
Repayment of notes payable		—	(25,000)	(45,000)
Advances from related party		—	—	284,521
Repayment from related party		—	23,940	(53,400)
Payment of stock offering costs		—	—	(43,976)
Proceeds from sale of stock		—	60,000	348,550

Net cash provided by financing activities		225,000	103,940	913,575

Net increase in cash		30,520	8,946	63,177
Cash at beginning of period		32,657	2,387	—

Cash at end of period		$63,177	$11,333	$63,177

Supplemental disclosure of cash flow information and non-cash financing activities:

Cash paid for income taxes		$—	$—	$—

Cash paid for interest		$—	$—	$3,308

Issuance of convertible notes payable with a discount equivalent to the relative fair value of the accompanying warrants		$95,789	$—	$159,539

Issuance of convertible notes payable with a beneficial conversion feature		$111,529	$—	$139,654

Issuance of common stock for conversion of notes payable and related accrued interest		$446,875	$—	$446,875

Issuance of common stock for exercise of warrants		$233	$—	$233

Reduction in stock subscription receivable in exchange for a reduction in accounts payable	$		$—	$5,000

Common stock issued for a reduction in advance from stockholder	$		$—	$3,000

Common stock issued for a reduction in accounts payable	$		$—	$2,000

Common stock issued for purchase of intangible asset	$		$—	$5,000

Common stock and note payable issued for accrued payroll and assumption of liabilities		$659,312	$—	$659,312

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

1. Background Information and Basis of Presentation

Company Background:

The Company was originally incorporated in Nevada on December 28, 1992 as Arklow Associates, Inc.

On September 1, 2005, R Capital, Stem Cell Florida, and the Company (then Altadyne, Inc.) entered into a Reorganization and Stock Purchase Agreement. At that point, the Company had no assets, liabilities or ongoing operations. Pursuant to the agreement, Altadyne acquired 100% of the issued and outstanding shares of common stock of Stem Cell Florida in a non-cash transaction and Stem Cell Florida became a wholly-owned subsidiary of Altadyne, and the shareholders of Stem Cell Florida became shareholders of the Company. The Company assumed operation of the business of Stem Cell Florida, which was to establish stem cell therapy clinics and stem cell marketing. On October 5, 2005, the Company changed its name to Stem Cell Therapy International, Inc. to reflect the new business of the Company.

Merger with Histostem:

The Company entered into a Reorganization and Stock Purchase Agreement with Histostem Co., Ltd., a Korean company (“Histostem”) on March 10, 2008, as amended on September 23, 2009 (the “SPA”), pursuant to which we have agreed to acquire 90% of the issued and outstanding shares of Histostem in consideration for the issuance of at least 75,382,640 shares of our common stock. The closing of the transaction is subject to a number of conditions, including, but not limited to, (i) increasing the size of the Board of Directors to seven members; (ii) effectuating an increase in the Company’s authorized shares of common stock from 100 million shares to 500 million shares and to change the Company’s name to AmStem International Corp. (subsequent to September 30, 2009, the Company received a majority of the shareholder’s consent for number i and ii); and (iii) the Company will also issue a total of 4,000,000 shares to certain parties that have assisted with the completion of the SPA. The Company has filed a Form 14C with the SEC as notice of the name change and increase to the authorized number of shares.

Since the Company entered into the Stock Purchase Agreement with Histostem our substantive business operations have focused primarily on positioning the Company to leverage Histostem’s platform throughout the United States and the world and to obtain the necessary financing to complete the transaction. We have incorporated a wholly owned subsidiary, Amstem International, Inc., a Nevada Corporation, to use for distribution of stem cell related products.

Basis of Presentation:

In the opinion of management, the accompanying consolidated financial statements include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with generally accepted accounting principles. The results of operations for the three and six months ended September 30, 2009 are not necessarily indicative of the results for a full year.

The consolidated financial statements for the three and six month periods ended September 30, 2009 and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto for the year ended March 31, 2009 as filed in the Form 10-K, filed with the Securities and Exchange Commission on July 10, 2009.

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of Stem Cell Therapy International, Inc. and its wholly-owned subsidiaries, Stem Cell Therapy International Corp and AmStem International, Inc. All intercompany accounts and transactions have been eliminated.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

2. Liquidity and Management’s Plans

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. For the six months ended September 30, 2009 and the period since December 2, 2004 (date of inception) through September 30, 2009, the Company has had net losses of $411,151 and $4,439,809, respectively, and cash used in operations of $194,480 and $853,341, respectively, and has negative working capital of $180,903 at September 30, 2009. As of September 30, 2009, the Company has not emerged from the development stage. In view of these matters, the ability of the Company to continue as a going concern raises substantial doubt and is dependent upon the Company’s ability to generate additional financing and ultimately increase operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the use of equity securities to pay for services and related party advances. The Company intends on financing its future development activities and its working capital needs largely from the sale of equity securities, debt financing and loans, until such time that funds provided by operations are sufficient to fund working capital requirements. There can be no assurance that the Company will be successful at achieving its financing goals at reasonably commercial terms, if at all.

The Company entered into a Reorganization and Stock Purchase Agreement with Histostem Co., Ltd., a Korean company (“Histostem”) on March 10, 2008, as amended on September 23, 2009 (the “SPA”), pursuant to which we have agreed to acquire 90% of the issued and outstanding shares of Histostem in consideration for the issuance of at least 75,382,640 shares of our common stock. The closing of the transaction is subject to a number of conditions, including, but not limited to, (i) increasing the size of the Board of Directors to seven members; (ii) effectuating an increase in the Company’s authorized shares of common stock from 100 million shares to 500 million shares and to change the Company’s name to AmStem International Corp. (subsequent to September 30, 2009, the Company received a majority of the shareholder’s consent for number i and ii); and (iii) the Company will also issue a total of 4,000,000 shares to certain parties that have assisted with the completion of the SPA. The Company has filed a Form 14C with the SEC as notice of the name change and increase to the authorized number of shares.

Since the Company entered into the Stock Purchase Agreement with Histostem our substantive business operations have focused primarily on positioning the Company to leverage Histostem’s platform throughout the United States and the world and to obtain the necessary financing to complete the transaction. We have incorporated a wholly owned subsidiary, Amstem International, Inc., a Nevada Corporation, to use for distribution of stem cell related products.

3. Significant Accounting Policies

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk:

Cash balances are maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

Impairment of long-lived assets:

The Company evaluates the recoverability of its long-lived assets or asset groups whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related assets exceeds the undiscounted future cash flows of the assets, the carrying amount would be reduced to the present value of their expected future cash flows and an impairment loss would be recognized.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

Income taxes:

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Due to the Company’s continued losses, the Company has placed a full valuation allowance against the deferred tax asset.

Loss per common share:

Basic and diluted loss per share are computed based on the weighted average number of common shares outstanding during the period. Common stock equivalents are not considered in the calculation of diluted earnings per share for the periods presented if their effect would be anti-dilutive.

Stock-based compensation:

The Company uses the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options).

Reclassifications:

Certain reclassifications have been made to the accompanying September 30, 2008 consolidated statements of operations to conform to the September 30, 2009 presentation. Such reclassifications had no impact on net loss as previously reported.

New Accounting Guidance:

In October 2009, the Financial Accounting Standards Board (FASB) issued, “Multiple Deliverable Revenue Arrangements”, which modifies accounting for multiple element arrangements by requiring that the separation of the arrangements be based on estimated selling prices based on entity specific assumptions rather than fair value, eliminating the residual method of allocation and requiring additional disclosures related to such arrangements. The standard is effective prospectively for arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company has not yet evaluated the impact the adoption of the standard will have on its consolidated financial statements.

On September 30, 2009, the Company adopted changes issued by the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards CodificationTM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the financial statements.

In August 2009, the FASB issued changes to fair value accounting for liabilities. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. These

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

changes become effective for the Company on October 1, 2009. Management has determined that the adoption of these changes will not have an impact on the financial statements.

In June 2009, the FASB issued changes to the accounting for variable interest entities. These changes require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. These changes become effective on April 1, 2010. Management does not believe that these changes will have a material impact on the financial statements.

On June 30, 2009, the Company adopted changes issued by the FASB to accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued, otherwise known as “subsequent events.” Specifically, these changes set forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The Company evaluated for subsequent events through November 13, 2009, the issuance date of the Company’s financial statements.

4. Notes Payable

During the six months ended September 30, 2009, the Company negotiated a settlement with a related party of $292,420 of accrued payroll and the assumption of $77,000 of liabilities in exchange for 500,000 shares of common stock valued at $29,500 and a non-interest bearing $100,000 note payable. The note is due at the earlier of demand by the holder, the closing of any subsequent funding received by the Company with minimum gross proceeds of 3 million dollars or February 1, 2011. In the event the Company is unable to repay the note on or before the maturity date, the Company will pay to the note holder 1.5% simple monthly interest on all amounts outstanding. As a result of this transaction, the Company has recorded a gain on the settlement of liabilities of $239,920 in the accompanying Consolidated Statements of Operations.

During the six months ended September 30, 2009, the Company issued a promissory note to a related party, which effectively converted the total amount of $231,121 included in Due to Related Party into a formalized debt agreement. The promissory note is non-interest bearing and is due the earlier of demand by the holder, the closing of any subsequent funding received by the Company with minimum gross proceeds of 3 million dollars, or January 1, 2011. In the event the Company is unable to repay the note on or before the maturity date, the Company will pay to the note holder 1.5% simple monthly interest on all amounts outstanding.

During the six months ended September 30, 2009, the Company issued 2,625,000 shares of common stock for the conversion of $125,000 note payable and related accrued interest of $6,250.

During the six months ended September 30, 2009, the Company received $225,000 and agreed to repay to the lenders $281,500 (Convertible Notes) at the earlier of either six months or when the Company is able to obtain subsequent financing with minimum gross proceeds of $1,000,000. The interest rate is a simple 10% per annum. At the holders’ choice the note can be converted into common shares at a rate of $0.04 per common share. The holder of the note can also convert the note, pursuant to the terms of the subsequent financing at a rate of 125% of the amount due at the closing of subsequent financing.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

The Convertible Notes contain an embedded conversion feature. The difference between the conversion price and the Company’s estimated fair market value of its stock price on the commitment date of the notes was calculated to be $111,529 for notes issued during the six months ended September 30, 2009. The Company amortized the beneficial conversion feature over the life of the convertible debt.

The Company also issued 3,375,000 warrants in connection with the Convertible Notes. The warrants are exercisable at $0.04 per share, vest immediately and expire in August and September 2014. The Company valued the warrants at their relative fair value of $95,789 and recorded a discount on the Convertible Notes. The discount is amortized as interest expense over the term of the Convertible Notes. During the three and six months ended September 30, 2009, the Company recognized interest expense of $207,318 from the amortization of the discount and the beneficial conversion feature.

During the six months ended September 30, 2009, the note holders converted the Convertible Notes into 8,937,500 shares of common stock for $446,875 of convertible debt and related accrued interest.

5. Equity

During the six months ended September 30, 2009, the Company issued 200,000 shares of common stock valued at $11,800 for consulting services.

During the six months ended September 30, 2009, the Company issued 2,250,000 shares of common stock valued at $132,750 in exchange for a portion of accrued compensation.

During the six months ended September 30, 2009, the Company issued 500,000 shares of common stock valued at $29,500 in settlement of payroll obligations and other liabilities as more fully described in Note 4.

During the six months ended September 30, 2009, the Company issued 2,000,000 shares of common stock valued at $490,000 to a consultant as part of the costs of the merger, as more fully discussed in Note 10.

During the six months ended September 30, 2009, the Company issued 233,334 shares of common stock for the exercise of 400,000 warrants.

6. Stock Options and Warrants

During the six months ended September 30, 2009, the Company did not issue any stock options.

	Shares	Exercise Prices	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value

Outstanding and Exercisable

Outstanding at March 31, 2009	3,650,000	$0.19 – 0.25	$0.20

Options granted	—	—	—

Options exercised	—	—	—

Options cancelled or expired	—	—	—

Outstanding at September 30, 2009	3,650,000	$0.19 – 0.25	$0.20

Exercisable at September 30, 2009	3,493,750	$0.19 – 0.25	$0.20

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

The following table summarizes information about options outstanding and exercisable as of September 30, 2009:

	Outstanding Options			Exercisable Options
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Life	Weighted Average Price	Weighted Average Remaining Life	Number Exercisable	Weighted Average Price
$0.19 - $0.25	3,650,000	6.87 Years	$0.20	7.07 Years	3,493,750	$0.20

The aggregate intrinsic value of options outstanding at September 30, 2009, was $159,500 based on the Company’s closing stock price of $0.245. Intrinsic value is the amount by which the fair value of the underlying stock exceeds the exercise price of the options.

The fair value of each warrant was estimated on the date of grant using the Black Scholes model that uses assumptions noted in the following table. Expected volatility is based on the weekly trading of two similar company’s underlying common stock (as the Company does not have an adequate trading history for an accurate calculation) and other factors.

Expected volatility	88% - 163.2%
Expected dividends	0
Expected term	1 – 10 years
Risk-free interest rate	1.99% - 4.71%

The following table summarizes information about warrants outstanding and exercisable as of September 30, 2009:

	Shares	Exercise Prices	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value

Outstanding and Exercisable

Outstanding at March 31, 2009	1,525,000	$0.03 - $0.15	$0.06

Warrants granted	5,925,000	$0.04 -$0.15	$0.08	$0.05

Warrants exercised	(400,000)	$0.15	$0.15

Warrants cancelled or expired	—	—	—	—

Outstanding at September 30, 2009	7,050,000	$0.03 - $0.15	$0.08

Exercisable at September 30, 2009	7,050,000	$0.03 - $0.15	$0.08

	Outstanding Options			Exercisable Options
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Life	Weighted Average Price	Weighted Average Remaining Life	Number Exercisable	Weighted Average Price
$0.03 - $0.15	7,050,000	8.75 Years	$0.08	8.75 Years	7,050,000	$0.08

The aggregate intrinsic value of warrants outstanding at September 30, 2009, was $1,176,000, based on the Company’s closing stock price of $0.249. Intrinsic value is the amount by which the fair value of the underlying stock exceeds the exercise price of the warrants.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

7. Earnings per Share

Basic earnings per common share amounts are computed by dividing earnings, after the deduction of preferred stock dividends and undistributed earnings allocated to participating securities, by the average number of common shares outstanding. Diluted earnings per share amounts assume the issuance of common stock for all potentially dilutive share equivalents outstanding. The basic and diluted weighted average number of shares was 51,748,162, 49,453,816, 42,612,519, 42,857,030 and 35,938,962 for the three and six months ended September 30, 2009 and 2008 and the period from December 2, 2004 (Date of Inception) through September 30, 2009, respectively.

Common stock equivalents for the six months ended September 30, 2008 were anti-dilutive due to the net losses sustained by the Company during these periods.

Common stock equivalents for the six months ended September 30, 2009 was anti-dilutive due to the net losses sustained by the Company during that period. Therefore, the diluted weighted average common shares outstanding for the dilutive weighted average share calculation in the six month period ended September 30, 2009 excludes approximately 1,259,200 shares that could dilute earnings per share in future periods, respectively.

8. Income Taxes

Deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the consolidated financial statements. Deferred tax assets and liabilities are determined based on the differences between the book values and the tax bases of particular assets and liabilities and the tax effects of net operating loss and capital loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized as income or expense in the period that included the enactment date.

The Company has incurred operating losses since its inception and, therefore, no tax liabilities have been incurred for the periods presented. The amount of unused tax losses available to carry forward and apply against taxable income in future years totaled approximately $3,800,000 at September 30, 2009. The loss carry forwards expire beginning in 2025. Internal Revenue Code Sec. 382 places limitations on the utilization of net operating losses. Due to the limitation and the Company’s historical losses, the Company has placed a full valuation allowance against that asset of approximately $1,446,000.

9. Commitments and Contingencies

Consulting Agreements:

The Company has entered into several consulting agreements with other companies and individuals to provide consulting and advisory services to the Company. The agreements provide for terms ranging from one to three years. Additionally, the consulting agreements required the issuance of 5,989,000 shares of the Company’s common stock valued at $669,209 on the date of the agreement as the shares are non-forfeitable and non-cancelable. As of September 30, 2009, the Company has issued these shares of common stock.

Employment Agreements:

In September 2007, the Company entered into employment agreements with the Chief Financial Officer and Chief Operating Officer. The Chief Financial Officer and Chief Operating Officer each have employment agreements for a term of two years, with an annual base salary of $60,000. Additional performance-based bonuses are provided for, and the employees were granted options to purchase 900,000 shares of Company stock. Benefits under the agreement are accelerated on a change of control, and the employee is subject to certain non-competition covenants. The Chief Operating Officer’s employment agreement was not renewed at September 2009.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

In March 2008, the Company entered into an employment agreement with the Company’s President. The employment agreement is for a term of one year and provides for payments of $8,500 per month for the first 90 days, and subsequently, an annual base salary of $225,000. Additional performance-based bonuses are provided for, and the employee was granted options to purchase 750,000 shares of the Company’s common stock at $0.25 per share. Benefits under the agreement are accelerated on a change of control, and the employee is subject to certain non-competition covenants. Upon execution of the employment agreement, the Company issued 250,000 shares of the Company’s common stock valued at $55,000.

In June 2009, the officers agreed to reduce their overall compensation by approximately $242,750 for the issuance of common stock and the agreement to pay a cash portion upon the Company obtaining the necessary financing or cash flow from operations. The Board of Director’s also agreed to make a one-time payment of $25,000 to each the President and the Chief Financial Officer for services rendered in September 2009. It was also agreed that the President and Chief Financial Officer were each to be paid $10,000 per month beginning in October 2009 until new employment agreements are executed.

Contingencies:

On August 22, 2008, the Company entered into a Settlement and Release Agreement (“the Agreement”) with Princeton Healthcare, Inc. Princeton Healthcare, Inc. and the Company agreed to release and discharge each other, their successors, assigns, directors, officers, employees, shareholders, former directors and officers, from any and all claims, demands, causes of action, fees, costs, interest, attorney’s fees and damages that each ever had against the other for a payment of $60,000 and the issuance of 500,000 shares of common stock. As of September 30, 2009, the Company has paid $10,000 and issued 500,000 shares of common stock valued at $38,850. The Company was scheduled to pay the remaining $50,000 by October 31, 2008; however, as of the date of this filing, no payment has been made. Management believes that this issue will be resolved in the next several months.

On September 10, 2009, the Company agreed to be a party to the settlement between Histostem, Inc., a Delaware Corporation (“Histostem USA”) and Histostem Corporation, a Korean Corporation (“Histostem Korea”). The agreement is contingent upon the close of the SPA and that at the close of the merger, the Company will acquire no less than 90% of the total fully diluted equity of Histostem Korea.

For the consideration provided by Histostem USA, including, but not limited to, a waiver of claims and a general release, Histostem Korea and the Company have agreed to the following considerations:

a.	$100,000 in cash, which will be divided into three equal payments over a two year period; and

b.	Seven and one-half percent (7.50%) of the fully diluted total outstanding shares of the Company’s common stock following the close of the merger between Histostem Korea and the Company.

10. Merger and Reorganization Agreement

The Company entered into a Reorganization and Stock Purchase Agreement with Histostem Co., Ltd., a Korean company (“Histostem”) on March 10, 2008, as amended on September 23, 2009 (the “SPA”), pursuant to which we have agreed to acquire 90% of the issued and outstanding shares of Histostem in consideration for the issuance of at least 75,382,640 shares of our common stock. The closing of the transaction is subject to a number of conditions, including, but not limited to, (i) increasing the size of the Board of Directors to seven members; (ii) effectuating an increase in the Company’s authorized shares of common stock from 100 million shares to 500 million shares and to change the Company’s name to AmStem International Corp. (subsequent to September 30, 2009, the Company received a majority of the shareholder’s consent for number i and ii); and (iii) the Company will also issue a total of 4,000,000 shares to certain parties that have assisted with the

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

completion of the SPA. The Company has filed a Form 14C with the SEC as notice of the name change and increase to the authorized number of shares.

Since the Company entered into the Stock Purchase Agreement with Histostem our substantive business operations have focused primarily on positioning the Company to leverage Histostem’s platform throughout the United States and the world and to obtain the necessary financing to complete the transaction. We have incorporated a wholly owned subsidiary, Amstem International, Inc., a Nevada Corporation, to use for distribution of stem cell related products.

11. Related Party Transactions

At March 31, 2009, the due to related party account of $231,121 is made up of advances from the majority stockholder to assist the Company with its financial obligations. During the six months ended September 30, 2009, the Company converted the total amount of $231,121 into a formalized debt agreement. The promissory note is non-interest bearing and is due the earlier of the closing of any subsequent funding received by the Company with minimum gross proceeds of 3 million dollars or January 1, 2011. In the event the Company is unable to repay the note on or before the maturity date, the Company will pay to the note holder 1.5% simple monthly interest on all amounts outstanding.

The Company contracted with Norco Accounting and Consulting Inc. (“Norco”) to provide accounting and consulting services. The Company spent approximately $8,800 and $10,400 during the six months ended September 30, 2009 and 2008, respectively. As of September 30, 2009, the Company owes Norco $914. Norco is 50% owned by Andrew J. Norstrud, who joined the Company in September of 2007, as the Company’s Chief Financial Officer. The Company continues to use Norco for accounting staffing needs under the contract signed prior to Andrew J. Norstrud joining the Company.

The above amounts are not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

12. Gain on Settlement of Liabilities

During the six months ended September 30, 2009, the Company recorded a gain of $286,670 related to the settlement of several liabilities and accrued expenses. The Company also renegotiated the legal expenses related to the attorney that is assisting with the completion of the merger documents, which resulted in a net gain of $42,966.

13. Subsequent Events

Subsequent to the end of the quarter, the convertible note holders invested an additional $125,000 and simultaneously converted the debt to 2,500,000 shares of common stock at $0.05 per share. The face value of the loan is $125,000, with a term of six months. The interest rate is a simple 10% per annum. In addition to the conversion, approximately 1,500,000 warrants were issued with an exercise price of $0.04 per share.

On November 2, 2009, the Company entered into a Preferred Stock Purchase Agreement (the “Agreement”) with Socius Capital Group, LLC, a Delaware limited liability company (the “Investor”). Pursuant to the terms of the Agreement, the Company has the right, over a term of two years, subject to certain conditions, to demand through one or more tranche notices that the Investor purchase up to a total $5 million of the Company’s Series A Preferred Stock (“Preferred Stock”) at $10,000 per share. The Preferred Stock pays a dividend of 10% per annum, payable in additional shares of Preferred Stock, and is redeemable at the Company’s option at any time after the one year anniversary of initial issuance.

At Closing, the Company issued the Investor a warrant to purchase up to approximately 42 million shares of the Company’s common stock at an exercise price of $0.159 per share. The warrant vests with each tranche closing, with respect to an amount of shares equal to 135% of the dollar amount of the tranche in question, and the exercise price with respect to the shares vested adjusts to the closing price the trading day before the tranche notice date. The Company cannot draw on the facility until a registration statement covering the resale of the warrant shares is effective and certain other conditions are satisfied.

In addition, the Company paid the Investor $20,000 at closing to cover Investor’s legal fees and will pay a commitment fee in the amount of $250,000, in cash or shares of the Company’s common stock, at the closing of the first tranche.

On November 2, 2009, the Company filed an Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (the “Designation”), with the Nevada Secretary of State.

Subsequent to September 30, 2009, the Company entered into employment agreements with the Company’s President and Chief Financial Officer which begin January 2010. The employment agreements are each for a term of four years and provide for payments of an annual base salary of $225,000 for each executive. Additional performance-based bonuses are provided for, and the employees are granted options to purchase a minimum of 500,000 shares of the Company’s common stock at the current fair market value on the first business day of each year of the executive’s employment.

Table of Contents:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Stem Cell Therapy International, Inc. and Subsidiary

We have audited the consolidated balance sheet of Stem Cell Therapy International, Inc. (a Nevada corporation) as of March 31, 2009, and the related statements of operations-development stage, stockholders’ deficits, and cash flows from December 2, 2004 (Date of Inception) through March 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Stem Cell Therapy International, Inc. as of March 31, 2008 and from December 2, 2004 (Date of Inception) through March 31, 2008 were audited by other auditors who have ceased operations and whose report dated July 14, 2008, included an unqualified opinion with an explanatory paragraph regarding substantial doubt about the Company continuing as a going concern.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the March 31, 2009 financial statements referred to above present fairly, in all material respects, the financial position of Stem Cell Therapy International, Inc. as of March 31, 2009, and the results of its operations and its cash flows from December 2, 2004 (Date of Inception) through March 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced significant losses and has a deficit working capital at March 31, 2009. Those conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Brimmer, Burek & Keelan, LLP

Tampa, Florida

July 9, 2009

THE FOLLOWING REPORT IS A COPY OF A PREVIOUSLY ISSUED REPORT BY AIDMAN, PISER & COMPANY, P.A. AND IT HAS NOT BEEN REISSUED BY AIDMAN, PISER & COMPANY, P.A. AND AIDMAN, PISER & COMPANY, P.A. HAS NOT CONSENTED TO ITS INCLUSION; THEREFORE, AN INVESTOR’S ABILITY TO RECOVER ANY POTENTIAL DAMAGE MAY BE LIMITED.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Stem Cell Therapy International, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Stem Cell Therapy International, Inc and Subsidiary as of March 31, 2008 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and for the period from December 2, 2004 (date of inception) through March 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stem Cell Therapy International, Inc. and Subsidiary as of March 31, 2008 and the consolidated results of their operations and their cash flows for the years then ended and for the period from December 2, 2004 (date of inception) through March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Stem Cell Therapy International, Inc. and Subsidiary will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company incurred significant losses and used cash in operating activities during the year ended March 31, 2008, and had a deficit in working capital at March 31, 2008. These factors, among others as discussed in Note 2 to the consolidated financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Aidman, Piser & Company, P.A.

Tampa, Florida

July 14, 2008

Stem Cell Therapy International, Inc. and Subsidiary

(A Development Stage Enterprise)

Consolidated Balance Sheets

	March 31,
	2009	2008
Assets
Current assets:
Cash	$32,657	$2,387
Deferred loan costs, net	33,326	—
Prepaid expenses	135,000	358,363

Total current assets	200,983	360,750

Deposits	5,000	2,169
Prepaid expenses	—	10,792

Total assets	$205,983	$373,711

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$163,521	$126,670
Accrued expenses	151,191	99,000
Accrued payroll and payroll related expenses	749,096	358,831
Notes payable, net of unamortized discount of $84,437	103,063	—
Due to related party	231,121	207,200

Total current liabilities	1,397,992	791,701

Commitments and contingencies (Note 9)	—	—

Stockholders’ deficit:
Preferred stock; $.001 par value; 10,000,000 shares authorized and 0 and 500,000 issued and outstanding, respectively	—	500
Common stock; $.001 par value; 100,000,000 shares authorized and 47,134,258 and 40,920,369 issued and outstanding, respectively	47,134	40,920
Additional paid-in capital	2,789,715	2,310,130
Stock subscription receivable	(200)	(375)
Deficit accumulated during development stage	(4,028,658)	(2,769,165)

Total stockholders’ deficit	(1,192,009)	(417,990)

Total liabilities and stockholders’ deficit	$205,983	$373,711

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc. and Subsidiary

(A Development Stage Enterprise)

Consolidated Statements of Operations

	Years Ended March 31,		Period from December 2, 2004 (Date of Inception) through March 31, 2009
	2009	2008
Revenue	$—	$132,960	$559,404
Cost of goods sold:
General	—	52,268	278,361
Loss on firm purchase commitment	—	—	116,000

Gross margin	—	80,692	165,043

Operating expenses:
Legal expense	247,336	399,608	708,668
Consulting expense	352,851	313,536	1,253,596
Accounting expense	73,245	71,986	258,290
Payroll expense	416,715	227,296	855,315
Stock based compensation	35,108	563,642	607,528
Settlement expense	98,850	—	98,850
Selling, general & administrative expenses	20,744	82,707	398,956

Loss from operations	(1,244,849)	(1,578,083)	(4,016,160)

Interest (expense) income, net	(14,644)	(1,634)	(12,498)

Net loss before taxes	(1,259,493)	(1,579,717)	(4,028,658)
Income tax expense	—	—	—

Net loss	(1,259,493)	(1,579,717)	(4,028,658)
Less dividends on preferred stock	—	—	(10,000)

Loss attributable to common shareholders	$(1,259,493)	$(1,579,717)	$(4,038,658)

Net loss per share, basic & diluted	$(.03)	$(.04)	$(.12)

Weighted average number of common shares, basic & diluted	44,995,644	36,950,506	34,372,643

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc. and Subsidiary

(A Development Stage Enterprise)

Consolidated Statement of Changes in Stockholders’ Deficit

For the period from December 2, 2004 (Date of Inception) through March 31, 2009

	Common Stock		Preferred Stock		Additional Paid-In Capital	Stock Subscriptions receivable	Deficit Accumulated During Development Stage	Total
	Shares	Amount	Shares	Amount
Issuance of common stock for cash (December 2004)	11,600,000	$11,600	—	$—	$—	$—	$—	$11,600
Exercise of stock options for services (December 2004)	500,000	500	—	—	—	—	—	500
Issuance of common stock and options for acquisition deposit (December 2004)	5,000,000	5,000	—	—	2,749	—	—	7,749
Stock options issued for services	—	—	—	—	906	—	—	906
Issuance of common stock for services (January 2005)	2,170,000	2,170	—	—	—	—	—	2,170
Issuance of common stock for cash (January 2005)	200,000	200	—	—	—	—	—	200
Issuance of common stock for cash (February 2005)	1,100,000	1,100	—	—	—	—	—	1,100
Issuance of common stock for cash (March 2005)	650,000	650	—	—	—	—	—	650
Net loss for the period	—	—	—	—	—	—	(26,241)	(26,241)

Balance, March 31, 2005	21,220,000	21,220	—	—	3,655	—	(26,241)	(1,366)

Cancellation of common stock issued and options awarded for services (May 2005)	(5,600,000)	(5,600)	—	—	(2,749)	—	—	(8,349)
Issuance of common stock for services (September 2005)	379,000	379	—	—	—	—	—	379
Issuance of common stock for intangible asset	5,000,000	5,000	—	—	—	—	—	5,000
Reverse acquisition, September 1, 2005	6,310,678	6,311	—	—	(906)	—	—	5,405
Issuance of common stock for a reduction in stockholder advances (September 2005)	3,000,000	3,000	—	—	—	—	—	3,000
Issuance of common stock for services (September 2005)	3,030,000	3,030	—	—	—	—	—	3,030
Issuance of preferred stock for cash (September 2005)	—	—	500,000	500	34,500	—	—	35,000
Dividend on preferred stock	—	—	—	—	(10,000)	—	—	(10,000)
Issuance of common stock for services (September 2005)	6,400	6	—	—	11,994	—	—	12,000
Issuance of common stock for services (October 2005)	11,882	12	—	—	11,988	—	—	12,000
Issuance of common stock for services (October 2005)	20,000	20	—	—	20,980	—	—	21,000
Issuance of common stock for services (October 2005)	10,000	10	—	—	17,490	—	—	17,500
Issuance of common stock for services (October 2005)	10,000	10	—	—	14,490	—	—	14,500
Issuance of common stock for services (November 2005)	13,953	14	—	—	11,986	—	—	12,000
Issuance of common stock for services (December 2005)	30,000	30	—	—	29,070	—	—	29,100
Issuance of common stock for services (December 2005)	12,000	12	—	—	11,988	—	—	12,000
Issuance of common stock for services (January 2006)	10,000	10	—	—	7,555	—	—	7,565

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Statements of Changes in Stockholders’ Deficit (Continued)

For the period from December 2, 2004 (Date of Inception) through March 31, 2009

	Common Stock		Preferred Stock		Additional Paid-In Capital	Stock Subscriptions receivable	Deficit Accumulated During Development Stage	Total
	Shares	Amount	Shares	Amount
Issuance of common stock for services (January 2006)	10,000	10	—	—	7,555	—	—	7,565
Issuance of common stock for services (January 2006)	14,118	14	—	—	11,986	—	—	12,000
Issuance of common stock for services (January 2006)	20,000	20	—	—	16,980	—	—	17,000
Issuance of common stock for services (February 2006)	14,118	14	—	—	11,986	—	—	12,000
Issuance of common stock for services (February 2006)	24,000	24	—	—	20,376	—	—	20,400
Issuance of common stock for services (February 2006)	48,000	48	—	—	40,752	—	—	40,800
Issuance of common stock for services (February 2006)	48,000	48	—	—	40,752	—	—	40,800
Issuance of common stock for services (March 2006)	30,361	30	—	—	11,970	—	—	12,000
Net loss for the year ended March 31, 2006	—	—	—	—	—	—	(506,161)	(506,161)

Balance, March 31, 2006	33,672,510	33,672	500,000	500	324,398	—	(532,402)	(173,832)

Issuance of common stock for services (April 2006)	25,276	26	—	—	21,974	—	—	22,000
Issuance of common stock for services (May 2006)	16,484	16	—	—	11,984	—	—	12,000
Issuance of common stock for services (June 2006)	422,599	423	—	—	167,577	—	—	168,000
Issuance of common stock for services (July 2006)	330,265	330	—	—	122,670	—	—	123,000
Issuance of common stock for services (August 2006)	28,235	28	—	—	11,972	—	—	12,000
Net loss for the year ended March 31, 2007	—	—	—	—	—	—	(657,046)	(657,046)
Balance, March 31, 2007	34,495,369	34,495	500,000	500	660,575	—	(1,189,448)	(493,878)

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Statements of Changes in Stockholders’ Deficit (Continued)

For the period from December 2, 2004 (Date of Inception) through March 31, 2009

	Common Stock		Preferred Stock		Additional Paid-In Capital	Stock Subscriptions receivable	Deficit Accumulated During Development Stage	Total
	Shares	Amount	Shares	Amount
Issuance of common stock for services (May 2007)	250,000	250	—	—	44,750	—	—	45,000
Issuance of common stock for services (June 2007)	300,000	300	—	—	116,700	—	—	117,000
Issuance of common stock for cash, net of offering costs (July 2007)	2,000,000	2,000	—	—	204,024	—	—	206,024
Issuance of warrants for consulting services (September 2007)	—	—	—	—	23,750	—	—	23,750
Exercise of warrants (September 2007)	125,000	125	—	—	(125)	(125)	—	(125)
Share-based compensation to employees	—	—	—	—	505,716	—	—	505,716
Issuance of warrants for consulting services (October 2007)	—	—	—	—	419,864	—	—	419,864
Issuance of warrants for consulting services (December 2007)	—	—	—	—	10,000	—	—	10,000
Exercise of warrants (December 2007)	125,000	125	—	—	(125)	(125)	—	(125)
Exercise of options (January 2008)	2,000,000	2,000	—	—	—	—	—	2,000
Issuance of common stock for services (February 2008)	500,000	500	—	—	62,000	—	—	62,500
Issuance of common stock for services (March 2008)	750,000	750	—	—	176,750	—	—	177,500
Share-based compensation to employees (March 2008)	250,000	250			54,750	—	—	55,000
Issuance of warrants for consulting services (March 2008)	—	—	—	—	28,700	—	—	28,700
Exercise of warrants (March 2008)	125,000	125	—	—	(125)	(125)	—	(125)
Share-based compensation to employees (March 2008)	—	—	—	—	2,926	—	—	2,926
Net loss for the year ended March 31, 2008	—	—	—	—	—	—	(1,579,717)	(1,579,717)

Balance, March 31, 2008	40,920,369	40,920	500,000	500	2,310,130	(375)	(2,769,165)	(417,990)
Issuance of common stock for services (April 2008)	1,200,000	1,200	—	—	123,800	(200)	—	124,800
Amortization of options issued to employees (June 2008)	—	—	—	—	8,777	—	—	8,777
Increase in stock subscription receivable for change in agreement (June 2008)	—	—	—	—	—	(4,500)	—	(4,500)
Issuance of common stock for exercise of warrants (June 2008)	125,000	125	—	—	14,340	(125)	—	14,340
Issuance of common stock for cash (June 2008)	388,889	389	—	—	34,611	—	—	35,000
Conversion of preferred stock (June 2008)	500,000	500	(500,000)	(500)	—	—	—	—
Amortization of options issued to employees (August 2008)	—	—	—	—	8,778	—	—	8,778
Issuance of common stock for cash (August 2008)	500,000	500	—	—	24,500	—	—	25,000
Issuance of common stock for legal settlement (August 2008)	500,000	500	—	—	38,350	—	—	38,850
Issuance of common stock for legal settlement (June 2008)	3,000,000	3,000	—	—	87,000	—	—	90,000

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Statements of Changes in Stockholders’ Deficit (Continued)

For the period from December 2, 2004 (Date of Inception) through March 31, 2009

	Common Stock		Preferred Stock		Additional Paid-In Capital	Stock Subscriptions receivable	Deficit Accumulated During Development Stage	Total
	Shares	Amount	Shares	Amount
Issuance of common stock for services (December 2008)	1,000,000	1,000	—	—	39,000	—	—	40,000
Reduction of accounts payable in lieu of cash payment on subscription (December 2008)	—	—	—	—	—	5,000	—	5,000
Amortization of options issued to employees (June 2008)	—	—	—	—	8,777	—	—	8,777
Issuance of common stock for services (December 2008)	2,000,000	2,000	—	—	78,000	—	—	80,000
Cancellation of common stock for legal settlement (December 2008)	(3,000,000)	(3,000)	—	—	(87,000)	—	—	(90,000)
Issuance of warrants with convertible notes payable	—	—	—	—	63,750	—	—	63,750
Amortization of options issued to employees (March 2009)	—	—	—	—	8,777	—	—	8,777
Value of the beneficial conversion feature related to the issuance of convertible notes payable	—	—	—	—	28,125	—	—	28,125
Net loss for year ended March 31, 2009	—	—	—	—	—	—	(1,259,493)	(1,259,493)

Balance, March 31, 2009	47,134,258	$47,134	—	$—	$2,789,715	$(200)	$(4,028,658)	$(1,192,009)

Stem Cell Therapy International, Inc. and Subsidiary

(A Development Stage Enterprise)

Consolidated Statements of Cash Flows

	Years Ended March 31,		Period from December 2, 2004 (Date of Inception) through March 31, 2008
	2009	2008
Operating activities:
Net loss	$(1,259,493)	$(1,579,717)	$(4,028,658)
Adjustments to reconcile net loss to net cash used by operating activities:
Share-based compensation to non-employees	513,795	601,366	1,803,689
Share-based compensation to employees	—	563,642	563,642
Amortization of options	35,109	—	35,109
Amortization of warrants issued with notes payable	7,438	—	7,438
Settlement of lawsuit with common stock	38,850	—	38,850
Amortization of deferred loan costs	4,294	—	4,294
Investment income reinvested	—	—	(2,943)
Amortization	—	—	667
Write off of intangible asset	—	—	4,333
(Increase) decrease in:
Inventory	—	5,988	—
Prepaid expenses	—	11,943	(126,090)
Deposits	(2,831)	—	(5,000)
Increase in:
Accounts payable	16,851	65,795	145,521
Accrued payroll	390,265	188,275	749,096
Accrued expenses	52,191	24,000	151,191
Deferred revenue	—	(50,000)	—

Net cash used by operating activities	(203,531)	(168,708)	(658,861)

Investing activities:
Proceeds from certificate of deposit, restricted	—	3,919	2,943

Net cash provided (used) by investing activities	—	3,919	2,943

Financing activities:
Proceeds from advances from stockholder	—	—	52,528
Repayment of stockholder advances	—	(48,753)	(49,528)
Proceeds from issuance of notes payable	194,880	—	194,880
Repayment of notes payable	(45,000)	—	(45,000)
Advances from related party	42,321	17,000	284,521
Repayment from related party	(18,400)	(35,000)	(53,400)
Payment of stock offering costs	—	(43,976)	(43,976)
Proceeds from sale of stock	60,000	250,000	348,550

Net cash provided by financing activities	233,801	139,271	688,575

Net (decrease) increase in cash	30,270	(25,518)	32,657
Cash at beginning of period	2,387	27,905	—

Cash at end of period	$32,657	$2,387	$32,657

Supplemental disclosure of cash flow information and non-cash financing activities:

Cash paid for income taxes	$—	$—	$—

Cash paid for interest	$—	$1,645	$3,308

Issuance of convertible notes payable with a discount equivalent to the relative fair value of the accompanying warrants	$63,750	$—	$63,750

Issuance of convertible notes payable with a beneficial conversion feature	$28,125	$—	$28,125

Reduction in stock subscription receivable in exchange for a reduction in accounts payable	$5,000	$—	$5,000

Common stock issued for a reduction in advance from stockholder	$—	$—	$3,000

Common stock issued for a reduction in accounts payable	$—	$2,000	$2,000

Common stock issued for purchase of intangible asset	$—	$—	$5,000

The accompanying notes are an integral part of the consolidated financial statements.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

1. BACKGROUND INFORMATION, BASIS OF PRESENTATION AND BUSINESS REORGANIZATION

Company background:

Stem Cell Therapy International, Inc. (the “Company”), was originally incorporated in the state of Nevada on December 28, 1992 as Arklow Associates, Inc. The Company’s operating business is Stem Cell Therapy International Corp. (“Stem Cell Florida”) a wholly owned subsidiary, which is a development stage enterprise, and was incorporated in the state of Nevada on December 2, 2004. To date, the Company’s activities have been limited to raising capital, organizational matters and the structuring of its business plan. The corporate headquarters is located in Tampa, Florida.

Previously, the Company has been engaged in the licensing of stem cell technology, the sale of stem cell products, and information, education, and referral services relating to potential stem cell therapy patients. The Company purchases allo stem cell biological solutions that are currently being used in the treatment of patients suffering from degenerative disorders of the human body such as Alzheimer’s, Parkinson’s Disease, ALS, leukemia, muscular dystrophy, multiple sclerosis, arthritis, spinal cord injuries, brain injury, stroke, heart disease, liver and retinal disease, diabetes as well as certain types of cancer.

Business reorganization:

Effective September 1, 2005, Stem Cell Florida entered into a Reorganization and Stock Purchase Agreement (the “Agreement”) with the Company, then named Altadyne, Inc., a company quoted on the Pink Sheets, which had no assets, liabilities or ongoing operations. Under the terms of the agreement, the Company, (then Altadyne) acquired 100% of the issued and outstanding shares of common stock of Stem Cell Florida in a non-cash transaction and Stem Cell Florida became a wholly owned subsidiary of the Company. Subsequent to the merger, Altadyne changed its name to Stem Cell Therapy International Inc. This transaction is accounted for as a reverse merger, with Stem Cell Florida treated as the accounting acquirer for financial statement purposes.

The results of operations for Stem Cell Florida, the accounting acquirer, for the period from December 2, 2004 (Date of Inception) have been included in the consolidated statements of operations of the Company.

Since entering into the “Agreement” our substantive business operations have focused primarily on positioning the Company to leverage Histostem’s platform throughout the United States and the world. We have incorporated a wholly owned subsidiary to, Amstem International Inc., a Nevada Corporation, to use for distribution of stem cell related products.

Principles of consolidation:

The accompanying consolidated financial statements include the accounts of Stem Cell Therapy International, Inc. and its wholly-owned subsidiary, Stem Cell Therapy International Corp. All intercompany accounts and transactions have been eliminated.

2. LIQUIDITY AND MANAGEMENT’S PLANS

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. For the year ended March 31, 2009 and the period since December 2, 2004 (date of inception) through March 31, 2009, the Company has had net losses of $1,259,493 and $4,028,658, respectively, and cash used in operations of $203,531 and $649,311, respectively, and has negative working capital of $1,197,009 at March 31, 2009. As of March 31, 2009, the Company has not emerged from the development stage. In view of these matters, the ability of the Company to continue as a going concern is dependent upon the Company’s ability to generate additional financing and ultimately increase operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the use of equity securities to pay for services and related party advances. The Company intends on financing its future development activities and its working capital needs largely from the sale of equity securities, debt financing and loans, until such time that funds provided by operations are sufficient to fund working capital requirements. There can be no assurance that the Company will be successful at achieving its financing goals at reasonably commercial terms, if at all.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

2. LIQUIDITY AND MANAGEMENT’S PLANS (CONTINUED)

On March 10, 2008, the Company entered into a Reorganization and Stock Purchase Agreement (the “Agreement”) with Histostem Co., Ltd., a Korean company (“Histostem”). Pursuant to the Agreement (as subsequently amended), the Company will acquire 90% of the issued and outstanding stock of Histostem from Histostem’s shareholders, and Histostem’s shareholders will acquire a controlling interest in the Company. The original definitive agreement called for closing of the acquisition by April 30, 2008. Subsequent to the closing, the Company will be held approximately 60% by Histostem and 40% by the existing shareholders of the Company. Upon completion of the acquisition, the Company will be renamed AmStem International Corp., increase the number of authorized shares of common stock and will seek a new symbol on the over-the-counter bulletin board.

On April 22, 2008, the Company amended the Agreement to state that Histostem shall have received funding at the date of the actual closing at a minimum of 2 million dollars towards the initial round of funding of at least 10 million dollars. Subsequent to that amendment, the actual closing deadline of April 30, 2008 was no longer in effect.

On June 19, 2008, the Company entered into a second Amendment to the Reorganization and Stock Purchase Agreement. In accordance with the terms of this second Amendment, Histostem issued and delivered shares reflecting the acquisition of Histostem into Escrow pending resolution of outstanding litigation between Histostem Korea and Histostem, Inc. (a United States corporation unrelated to Histostem) (“Histostem USA”). In the Amendment the parties also agreed to complete a one for three reverse stock split of the Company’s common stock. That reverse stock split will be completed after filing, mailing and completion of a 14C Information Statement to the Company’s shareholders and appropriate notice and filings with the NASD.

3. SIGNIFICANT ACCOUNTING POLICIES

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk:

Cash balances are maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

Impairment of long-lived assets:

The Company evaluates the recoverability of its long-lived assets or asset groups whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related assets exceeds the undiscounted future cash flows of the assets, the carrying amount would be reduced to the present value of their expected future cash flows and an impairment loss would be recognized.

Revenue recognition:

Revenue is derived from the sale of stem cell products, and providing informational and referral services. Revenue related to these licenses, sales and services is recognized upon delivering the license or product, or rendering the services, respectively. Any payments received prior to delivery of the products or services are included in deferred revenue and recognized once the products are delivered or the services are performed.

Income taxes:

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. Due to the Company’s continued losses, the Company has placed a full valuation allowance against the deferred tax asset.

Loss per common share:

Basic and diluted loss per share are computed based on the weighted average number of common shares outstanding during the period. Common stock equivalents are not considered in the calculation of diluted earnings per share for the periods presented if their effect would be anti-dilutive. The Company had no common stock equivalents outstanding at March 31, 2009 or 2008.

Stock-based compensation:

In April 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R – Share-based Payments (“FAS 123R”) replacing Accounting for Stock-Based Compensation (“FAS 123”), which are similar and require the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). The adoption of SFAS 123R had no significant impact on the Company’s results of operations.

Reclassifications:

Certain reclassifications have been made to the accompanying fiscal 2008 consolidated financial statements to conform to the March 31, 2009 presentation. Such reclassifications had no impact on net loss as previously reported.

Recently issued accounting pronouncements:

In December 2007, the FASB issued SFAS 141(R), “Business Combinations,” effective for fiscal years beginning after December 15, 2008. SFAS 141(R) changed the accounting treatment for business combinations on a prospective basis. SFAS 141(R) requires that all assets, liabilities, contingent considerations and contingencies of an acquired business be recorded at fair value at the acquisition date. SFAS 141(R) also requires that acquisition costs be expensed as incurred and restructuring costs be expensed in periods after the acquisition date. SFAS 141(R) will only affect the Company’s financial condition or results of operations to the extent it has business combinations after the effective date.

On December 4, 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”). This new standard will significantly change the accounting for and reporting of non-controlling (minority) interests in consolidated financial statements. SFAS 160 became effective for the Company for the year ended March 31, 2009. The impact of adopting SFAS 160 on the consolidated financial statements will only apply to the extent we have business combinations in the future.

In May 2008, the FASB released SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The FASB has stated that it does not expect SFAS No. 162 will result in a change in current practice. The Company does not believe the application of SFAS 162 will have a significant impact, if any, on the Company’s financial statements.

On May 28, 2009, FASB issued SFAS No. 165, “Subsequent Events.” The objective of this statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS No. 165 is not expected to have a material impact on the financial reporting of the Company.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

3. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (“SAB 110”) which allows companies that do not have sufficient historical experience for estimating the expected term of “plain vanilla” share option grants to provide a reasonable estimate and to continue use of the “simplified” method after December 31, 2007. SAB 110 extends the opportunity to use the “simplified” method beyond December 31, 2007, as was allowed by Staff Accounting Bulletin No. 107 (“SAB 107”). Adoption of SAB 110 has not impacted our financial statements.

In April 2009, the FASB issued three FSP’s intended to provide additional application guidance and enhance disclosures regarding fair value measurements and impairments of securities, all of which are effective for interim and annual periods ending after June 15, 2009. FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” provides guidelines for making fair value measurements more consistent with the principles presented in SFAS 157 when the volume and level of activity of an asset or liability have significantly decreased from normal market activity. FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” requires interim reporting of fair value disclosures. FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” provides additional guidance in determining whether a debt security is other-than-temporarily impaired and expands the disclosures of other-than-temporarily impaired debt and equity securities. The adoption of each of these FSPs is not expected to have a material effect on the Company’s financial condition, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4. RELATED PARTY TRANSACTIONS

Due to related party of $231,121, represents advances from the majority stockholder to assist the Company with its financial obligations. These advances were non-interest bearing, unsecured and due on demand.

The Company contracted with Norco Accounting and Consulting Inc. (“Norco”) to provide accounting and consulting services. The Company spent approximately $17,000 and $12,600 during the years ended March 31, 2009 and 2008, respectively. As of March 31, 2009, the Company owes Norco $2,024. Norco is 50% owned by Andrew J. Norstrud, who joined the Company in September of 2007, as the Company’s Chief Financial Officer. The Company continues to use Norco for accounting staffing needs under the contract signed prior to Andrew J. Norstrud joining the Company.

During the year ended March 31, 2009, the Company borrowed a total of $45,000 from related parties. One of the notes for $25,000 was immediately repaid, which did not result in any interest payments. The remaining note bears interest at 7% per year and is due on demand. As of March 31, 2009, the Company has recorded $1,400 in accrued interest in the accompanying balance sheet and the notes payable have been repaid.

The above amounts are not necessarily indicative of the amounts that would have been incurred had a comparable transaction been entered into with independent parties.

5. NOTES PAYABLE

During the year ended March 31, 2009, the Company borrowed a total of $45,000 from related parties. One of the notes for $25,000 was immediately repaid, which did not result in any interest payments. The remaining note bears interest at 7% per year and is due on demand. As of March 31, 2009, the Company has recorded $1,400 in accrued interest in the accompanying balance sheet and the notes payable have been repaid.

During March 2009, the Company received $150,000 and agreed to repay to the lenders $187,500 (Convertible Notes) at the earlier of either six months or when the Company is able to obtain subsequent financing with minimum gross proceeds of $1,000,000. The interest rate is a simple 10% per annum. At the holders’ choice the note can be converted into common shares at a rate of either $0.10 per common share or the greater of $0.05 or the 30 Day volume weighted average price of the common stock. The holder of the note can also convert the note, pursuant to the terms of the subsequent financing at a rate of 125% of the amount due at the closing of subsequent financing.

The Convertible Notes contain an embedded conversion feature. As such, in accordance with EITF Issue No. 98-5, “Accounting for Securities with Beneficial Conversion Feature or Contingently Adjustable Conversion Ratio,” and EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the difference between the conversion price and the Company’s estimated fair market value of its stock price on the commitment date of the notes was calculated to be $28,125 for notes issued during the year ended March 31, 2009. The Company is amortizing the beneficial conversion feature over the life of the convertible debt.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

5. NOTES PAYABLE (CONTINUED)

The Company also issued 1,125,000 warrants in connection with the Convertible Notes. The warrants are exercisable at $0.03 per share, vest immediately and expire in March 2014. The Company valued the warrants at their relative fair value of $63,750 and recorded a discount on the Convertible Notes. The discount is amortized as interest expense over the term of the Convertible Notes. During the year ended March 31, 2009, the Company recognized interest expense of $7,437 from the amortization of the discount and the beneficial conversion feature.

The proceeds received under the Convertible Notes were net of $37,620 of deferred loan costs. The loan costs are being amortized over the six month life of the Convertible Notes and $4,294 has been included in the Consolidated Statement of Operations as interest expense for the year ended March 31, 2009.

6. STOCKHOLDERS’ DEFICIT

Capitalization:

During the year ended March 31, 2009, the Company issued 1,200,000 shares of common stock valued at $125,000 for consulting services that are to be provided from June 30, 2008 through March 31, 2009.

During the year ended March 31, 2009, the Company issued 3,000,000 shares of common stock valued at $120,000 for consulting and legal services provided from October 31, 2008 through December 31, 2008.

Effective June 27, 2007, the Company entered into an agreement with Newbridge Securities, Corp. (“Newbridge”) to assist the Company on a “best efforts” basis in raising approximately $250,000 in a private offering of up to 2 million shares of restricted common stock at a price of $0.125 per share. Newbridge is entitled to a selling concession of 10% of the gross proceeds of the offering, a 3% non-accountable expense allowance and warrant coverage equal to 20% of the total securities placed in the offering, including any penalty shares, at an exercise price of $0.15 per share. The Company was required to file a registration statement covering the above securities within 45 days of the completion of the offering which it did not do. The Company has accrued $24,000 in accrued expenses as the value of the underlying shares of common stock to be issued for the Company being unable to meet the registration statement filing requirements. This amount represents the maximum penalty allowed under the agreement.

As part of the Merger and Reorganization Agreement, upon completion of the merger, the Company has included consulting terms with two different consultants for five years in exchange for annual payments of $100,000 each and the annual issuance of 250,000 shares of common stock each. In addition, there are approximately 4,000,000 shares of common stock to be issued upon completion of the acquisition, for services rendered related to the acquisition. Although these terms are referred to in the Merger and Reorganization Agreement, the final consulting agreements have not yet been executed.

Stock options and warrants:

During the year ended March 31, 2009, the Company issued 2,617,222 warrants to individuals. The warrants entitle the holders to purchase 2,617,222 shares of the Company’s common stock, at any time, at an exercise price of between $0.01-$0.25 per share and begin expiring in 2012. At March 31, 2009, 1,525,000 warrants remain outstanding.

During the year ended March 31, 2008, the Company issued 3,650,000 stock options to employees and 2,775,000 common stock warrants to consultants. The options and warrants entitle the holders to purchase 6,425,000 shares of the Company’s common stock, at any time, at an exercise price of between $0.001 — $0.25 per share and begin expiring in 2012.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

6. STOCKHOLDERS’ DEFICIT (CONTINUED)

The fair value of each option was estimated on the date of grant using the Black Scholes model that uses assumptions noted in the following table. Expected volatility is based on the Company’s historical market price at consistent points in period equal to the expected life of the options. Expected term is based upon the use of the simplified method.

Year Ended March 31, 2008
Dividend rate	0%
Risk free interest rate	1.99% – 4.59%
Term	2.75 – 10 years
Volatility	102.9% – 169.7%

The value of the options granted totaled $508,642 and has been included in selling, general and administrative expenses in the accompanying Consolidated Statement of Operations for the year ended March 31, 2008.

	Shares	Exercise Prices	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Options Outstanding and Exercisable

Outstanding at March 31, 2008	3,650,000	$0.19 - 0.25	$0.20	$0.18

Options granted	—	—	—	—

Options exercised	—	—	—	—

Options cancelled or expired	—	—	—	—

Outstanding at March 31, 2009	3,650,000	$0.19 - 0.25	$0.20

Exercisable at March 31, 2009	3,306,250	$0.19 - 0.25

The following table summarizes information about options outstanding and exercisable as of March 31, 2009:

	Outstanding Options			Exercisable Options
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Life	Weighted Average Price	Weighted Average Remaining Life	Number Exercisable	Weighted Average Price
$ 0.19 - $0.25	3,650,000	7.37 Years	$0.20	7.83 Years	3,306,250	$0.19

There was no aggregate intrinsic value of options outstanding at March 31, 2009 and 2008, based on the Company’s closing stock price of $0.075 and $0.17, respectively. Intrinsic value is the amount by which the fair value of the underlying stock exceeds the exercise price of the options.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

6. STOCKHOLDERS’ DEFICIT (CONTINUED)

The fair value of each warrant was estimated on the date of grant using the Black Scholes model that uses assumptions noted in the following table. Expected volatility is based on the Company’s historical market price at consistent points in period equal to the expected life of the warrants.

	Year Ended March 31, 2009	Year Ended March 31, 2008
Dividend rate	0%	0%
Risk free interest rate	1.73% – 3.68%	1.99% – 4.71%
Term	45 days – 5 years	1 – 10 years
Volatility	167.1% – 243.6%	88% – 163.2%

The value of the warrants granted during 2009 and 2008 totaled $121,722 and $603,445, respectively, of which $7,438 and $487,501 has been included in operating expenses in the accompanying consolidated statements of operations for the years ended March 31, 2009 and 2008, respectively.

	Shares	Exercise Prices	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Outstanding and Exercisable

Outstanding at March 31, 2008	400,000	$0.15	$0.15	—

Warrants granted	2,617,222	$0.01 - $0.09	$0.06	—

Warrants exercised	(125,000)	$0.01	$0.01	—

Warrants cancelled or expired	(1,367,222)	$0.07 - $0.09	$0.08	—

Outstanding at March 31, 2009	1,525,000	$0.03 - $0.15	$0.06

Exercisable at March 31, 2009	1,525,000	$0.03 - $0.15	$0.06

The following table summarizes information about warrants outstanding and exercisable as of March 31, 2009:

	Outstanding Warrants			Exercisable Warrants
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Life	Weighted Average Price	Weighted Average Remaining Life	Number Exercisable	Weighted Average Price
$ 0.03 - $0.15	1,525,000	5.88 Years	$0.06	5.88 Years	1,525,000	$0.06

The aggregate intrinsic value of warrants outstanding at March 31, 2009 was $50,625 based on the Company’s closing stock price of $0.075. Intrinsic value is the amount by which the fair value of the underlying stock exceeds the exercise price of the warrants.

7. EARNINGS PER SHARE

Earnings per common share are computed in accordance with SFAS No. 128, “Earnings per Share,” which requires companies to present basic earnings per share and diluted earnings per share. Basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding and dilutive options and warrants outstanding during the year. The basic and diluted weighted average number of shares was 44,995,644, 36,950,506 and 34,372,643 for the years ended March 31, 2009 and 2008 and the period from December 2, 2004 (Date of Inception) through March 31, 2009, respectively.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

7. EARNINGS PER SHARE (CONTINUED)

Common stock equivalents for the years ended March 31, 2009 and 2008 and the period from December 2, 2004 (Date of Inception) through March 31, 2009 were anti-dilutive due to the net losses sustained by the Company during these periods.

8. INCOME TAXES

Deferred income tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the consolidated financial statements. Deferred tax assets and liabilities are determined based on the differences between the book values and the tax bases of particular assets and liabilities and the tax effects of net operating loss and capital loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized as income or expense in the period that included the enactment date.

The Company has incurred operating losses since its inception and, therefore, no tax liabilities have been incurred for the periods presented. The amount of unused tax losses available to carry forward and apply against taxable income in future years totaled approximately $3,800,000 at March 31, 2009. The loss carry forwards expire beginning in 2025. Internal Revenue Code Sec. 382 places limitations on the utilization of net operating losses. Due to the limitation and the Company’s historical losses, the Company has placed a full valuation allowance against that asset of approximately $1,419,800.

The income tax provision differs from the amount of tax determined by applying the Federal statutory rate as follows:

	Years Ended		Period from December 2, 2004 through March 31, 2009
	March 31, 2009	March 31, 2008
Income tax benefit at statutory rate	$(428,200)	$(537,100)	$(1,369,700)
Increase (decrease) in income tax due to:
Nondeductible expenses	13,400	82,000	96,100
State income taxes, net	(45,700)	(57,300)	(146,200)
Change in valuation allowance	460,500	512,400	1,419,800

	$—	$—	$—

There was no current or deferred provision or benefit for income taxes for the year ended March 31, 2009 and 2008 and for the period from December 2, 2004 (Date of Inception) through March 31, 2009. The components of deferred tax assets as of March 31, 2009 and 2008 are as follows:

	March 31, 2009	March 31, 2008
Deferred tax (liability) asset:
Accrued payroll	$281,900	$144,200
Accrued expenses	56,000	—
Options and warrants	—	156,300
Net operating loss carryforward	1,081,900	658,800

	1,419,800	959,300
Valuation allowance	(1,419,800)	(959,300)

Total deferred taxes	$0	$0

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

9. COMMITMENTS AND CONTINGENCIES

Consulting Agreements:

The Company has entered into several consulting agreements with other companies and individuals to provide consulting and advisory services to the Company. The agreements provide for terms ranging from one to three years. Additionally, the consulting agreements required the issuance of 5,989,000 shares of the Company’s common stock valued at $669,209 on the date of the agreement as the shares are non-forfeitable and non-cancelable. As of March 31, 2009, the Company had issued these shares of common stock and has included $110,000 in prepaid expenses for services not yet performed pursuant to the agreements.

During October 2007, the Company entered into an agreement with an attorney to compensate for services provided from September 2007 through May 2008 in exchange for a 2,000,000 common stock warrant with an exercise price of $0.001 and a 10 year term. The warrant was valued at $419,864 using the Black Scholes pricing model and was recognized over the service period of nine months. As of March 31, 2009, the Company has expensed the value of these warrants for services performed pursuant to the agreements.

In connection with the Merger and Reorganization Agreement discussed in Note 10, upon completion of the merger, the Company has included potential consulting terms with two different consultants for five years in exchange for annual payments of $100,000 each and the annual issuance of 250,000 shares of common stock each. Although these terms are referred to in the Merger and Reorganization Agreement, the final consulting agreements have not yet been executed.

Financing Agreements:

During the year ended March 31, 2007, the Company entered into a three year agreement with a consultant to locate financing. As consideration for these consulting services, the Company has agreed to issue 500,000 shares of restricted common stock and a 10% finder’s fee for any funds brought into the Company. As of March 31, 2009, the Company has not entered into any funding agreements, and therefore the third party is not owed any consideration.

Consulting Agreement:

Effective September 12, 2007, the Company entered into a consulting agreement with Newbridge for business and financial related advice and services through September 11, 2008. As compensation for these services, the Company agreed to pay $4,000 per month and issue a total of 500,000 warrants. In May 2008, the strike price for the warrants was changed from $0.001 to $0.01 with a resulting increase in the stock subscription receivable. In May 2008, the Company and the consultant mutually agreed to terminate this agreement in exchange for the issuance of the original grant of 500,000 shares of the Company’s common stock and $24,000 cash. During the year ended March 31, 2009, the consultant and the Company agreed to reduce the $24,000 payable by $5,000, the amount the consultant owed for the exercise of warrants. As of March 31, 2009, the Company had repaid the remaining $19,000 in cash and no additional amounts were owed.

In March 2008, the Company entered into a consulting services agreement with First Capital Partners LLC to provide consulting services through June 2008 in exchange for 250,000 shares of the Company’s restricted common stock valued at $67,500. For the year ended March 31, 2009, the Company has recorded the remaining value of $45,000 as consulting expense in the accompanying statement of operations.

The Company was involved in a legal dispute over the payment and performance of a consulting agreement. The Company contended that the contract never became effective, and therefore the consultant was not entitled to receive compensation. The consultant contended that the Company and its representatives induced them to begin performance of the services early, based on certain promises. The original contract calls for the consultant to be awarded the compensation of 3,000,000 shares of the Company’s common stock valued at $90,000. During the year ended March 31, 2009, the Company and the consultant agreed to terminate the legal dispute and the consultant has provided a release of liability, therefore, the Company has canceled the 3,000,000 shares of common stock.

In April 2008, the Company entered into a consulting agreement with Mirador Consulting, Inc. to provide management consulting services for three months. The Company issued 200,000 shares of common stock valued at $25,000.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)

In April 2008, the Company entered into a consulting agreement with Hunden Consulting Group to provide investor relations services for one year. Fees shall be paid to the consultant only if the consultant introduces the Company, in writing, to a third party investor or merger candidate, then the fees shall equal 10% of the total investment or loan to the Company and if a merger transaction occurs between the Company and a party introduced by the consultant, the consultant would be entitled to receive a 5% commission. As of the date of this filing, the consultant has not provided any services which would require the payment of the commission.

On May 28, 2008, the Company entered into a consulting agreement with Shea Financial, LLC to provide consulting services for a term of three months in exchange for the right to purchase 500,000 shares of common stock at $0.05 per share upon a funding commitment to the Company of at least $10 million from consultant funding and $2,500,000 at the closing. To date, the Company has not received any funding under this agreement.

Employment Agreements:

In September 2007, the Company entered into employment agreements with the Chief Financial Officer and Chief Operating Officer. The Chief Financial Officer and Chief Operating Officer each have employment agreements for a term of two years, with an annual base salary of $60,000. Additional performance-based bonuses are provided for, and the employees were granted options to purchase 900,000 shares of Company stock. Benefits under the agreement are accelerated on a change of control, and the employee is subject to certain non-competition covenants.

In March 2008, the Company entered into an employment agreement with the Company’s President. The employment agreement is for a term of one year and provides for payments of $8,500 per month for the first 90 days, and subsequently, an annual base salary of $225,000. Additional performance-based bonuses are provided for, and the employee was granted options to purchase 750,000 shares of the Company’s common stock at $0.25 per share. Benefits under the agreement are accelerated on a change of control, and the employee is subject to certain non-competition covenants. Upon execution of the employment agreement, the Company issued 250,000 shares of the Company’s common stock valued at $55,000.

Contingencies:

On August 22, 2008, the Company entered into a Settlement and Release Agreement (“the Agreement”) with Princeton Healthcare, Inc. Princeton Healthcare, Inc. and the Company agreed to release and discharge each other, their successors, assigns, directors, officers, employees, shareholders, former directors and officers, from any and all claims, demands, causes of action, fees, costs, interest, attorney’s fees and damages that each ever had against the other for a payment of $60,000 and the issuance of 500,000 shares of common stock. As of March 31, 2009, the Company has paid $10,000 and issued 500,000 shares of common stock valued at $38,850. The Company was scheduled to pay the remaining $50,000 by October 31, 2008; however, as of the date of this filing, no payment has been made.

Stem Cell Therapy International, Inc.

(A Development Stage Enterprise)

Notes to Consolidated Financial Statements—(Continued)

For the Years Ended March 31, 2009 and 2008

and for the period from December 2, 2004 (Date of Inception)

through March 31, 2009

10. MERGER AND REORGANIZATION AGREEMENT

The Company entered into a Reorganization and Stock Purchase Agreement with Histostem Co., Ltd., a Korean company (“Histostem”) on March 10, 2008, as amended (the “SPA”), pursuant to which we have agreed to acquire 90% of the issued and outstanding shares of Histostem in consideration for the issuance of 72,518,053 shares of our common stock. The closing of the transaction is subject to a number of conditions, including, but not limited to, (i) the satisfactory resolution of a lawsuit pending against Histostem (the judgment issued at the trial court level has been appealed by the opposing party); (ii) the conversion of Histostem’s financial statements to English and U.S. GAAP and the completion of an audit with respect to said financial statements; and (iii) either the effectuation by the Company of a 3 to 1 reverse stock split, or the increase in the Company’s authorized shares of common stock from 100 million shares to 500 million shares (which will require the approval of the Company’s shareholders). Shareholder approval is required to effectuate a reverse stock split and to increase the Company’s authorized shares of common stock. Provided the other conditions to closing are satisfied, the Company will prepare and file a joint registration statement—proxy statement with the SEC on Form S-4. The joint filing, upon approval by the SEC, will permit the holding of a meeting at which the Company’s shareholders will vote on the proposal to either reverse split the Company’s common stock or to increase the Company’s authorized shares of common stock. The joint filing will also serve to register the shares to be issued in connection with the closing of the transaction.

11. SUBSEQUENT EVENTS

In April 2009, the Company formed AmStem International, Inc., a wholly owned subsidiary of the Company. AmStem International, Inc. is a new biotechnology company which provides biotherapeutic and cosmetic stem cell products, stem cell collection and storage know-how, and access to nanotechnology vital to the cutting edge stem cell research.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses incurred or expected to be incurred by Stem Cell Therapy International Inc. in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Securities and Exchange Commission registration fee	$71
Printing and engraving expenses	5,000
Legal fees and expenses	60,000
Accounting fees and expenses	20,000
Miscellaneous expenses	5,000

TOTAL	$90,071

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Pursuant to our Articles of Incorporation, no director of the Company shall have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes, or (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Company for acts or omissions prior to such repeal or modification.

Pursuant to our Bylaws, the Company shall indemnify any and all of its directors and officers, and its former directors and officers, or any person who may have served at the Company’s request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of the Company, or of such other corporation, except, in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under by-law, agreement vote of stockholders or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the three-year period preceding the date of the filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act.

These securities were offered and sold by us in reliance upon exemptions from the registration statement requirements provided by Section 4(2) of the Securities Act or Regulation D under the Securities Act as transactions by an issuer not involving a public offering.

During April 2006, the Company issued 10,000 shares of common stock to consultants with a fair market value of $1.00 per share for a total of $10,000.

During June 2006, the Company issued 400,000 shares of common stock to consultants with a fair market value of $0.39 per share for a total of $156,000.

During July 2006, the Company issued 300,000 shares of common stock to consultants with a fair market value of $0.37 per share for a total of $111,000.

The Company has engaged a public relations firm to perform services in exchange for $12,000 worth of the Company’s common shares, at market price as quoted on the OTCBB (average of the previous 20 days), per month. Accordingly, the Company has issued the following shares:

MONTH	AVERAGE MARKET PRICE	NUMBER OF SHARES
April, 2006	$0.79	15,277
May, 2006	$0.73	16,484
June, 2006	$0.53	22,599
July, 2006	$0.40	30,265
August, 2006	$0.43	28,235

Effective May 11, 2007, the Company issued 250,000 shares of common stock to Mirador Consulting Group in connection with consulting services to be provided to the Company. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

Effective June 25, 2007, the Company issued 300,000 shares of common stock to Interactive Resources Group Inc. in connection with consulting services to be provided to the Company. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During the year ended March 31, 2008, the Company issued 2,000,000 shares of common stock to accredited investors in connection with a private placement offering in exchange for $250,000, this amount includes $43,976 of offering costs. These shares were issued under Regulation D.

Effective February 22, 2008, the Company issued 500,000 shares of common stock to Elite International Partners in connection with consulting services to be provided to the Company. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

Effective March 1, 2008, the Company issued 500,000 shares of common stock to Cutler Law Group in connection with legal services to be provided to the Company. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

Effective March 1, 2008, the Company issued 250,000 shares of common stock to an employee in connection with the execution of an employment agreement. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

Effective March 5, 2008, the Company issued 250,000 shares of common stock to First Capital Partners in connection with consulting services to be provided to the Company. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

Effective June 16, 2008, the Company issued 388,889 shares of common stock to an accredited investor for $35,000 cash. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During the year ended March 31, 2009, the Company issued 200,000 shares of common stock to Mirador Consulting in connection with consulting services to be provided to the Company. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During the year ended March 31, 2009, the Company issued 1,000,000 shares of common stock to an attorney for legal services to be provided. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

Effective August 12, 2008, the Company issued 500,000 shares of common stock to an accredited investor for $25,000 cash. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended. In connection with this sale, the Company issued 645,000 warrants, which can be exercised to purchase 645,000 shares of common stock, with a purchase price of $0.07 per common share. The warrants have expired.

During the year ended March 31, 2009, the Company issued 500,000 shares of common stock valued at $38,850, to a consultant in settlement of a legal dispute. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During the year ended March 31, 2009, the Company issued 1,000,000 shares of common stock valued at $40,000, to a consultant for services rendered. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During the year ended March 31, 2009, the Company issued 2,000,000 shares of common stock valued at $80,000, to an attorney for services rendered. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

From July 1, 2009 through September 30, 2009, the Company issued 8,937,500 shares of common stock in conversion of $446,875 of notes payable and accrued expenses. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

From July 1, 2009 through September 30, 2009, the Company issued 2,000,000 shares of common stock to an individual for services valued at $490,000. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During October 2009, the Company issued 2,514,960 shares of common stock to an individual in conversion of debt. These shares were issued without any public offerings in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During October 2009, the Company issued 1,250,000 shares of common stock to an individual in conversion of debt. These shares were issued without any public offerings in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During December 2009, the Company issued 150,000 shares of common stock to an individual for services valued at $12,750. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During the year ended March 31, 2008, the Company issued 375,000 shares of common stock in conversion of common stock warrants. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

During the year ended March 31, 2009, the Company issued 1,125,000 warrants, in conjunction with convertible debt, which can be exercised to purchase 1,125,000 shares of common stock, with a purchase price of $0.03 per common share.

From July 1, 2009 through September 30, 2009, the Company issued 233,334 shares of common stock for the exercise of 400,000 warrants. These shares were issued without any public offering in accordance with Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16.	EXHIBITS

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or or under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on December 14, 2009 .

STEM CELL THERAPY INTERNATIONAL INC.

By:	/S/ DAVID STARK
David Stark
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Capacity:	Date:

/S/ DAVID STARK David Stark	Chairman of the Board and Chief Executive Officer (principal executive officer)	December 14, 2009

/S/ ANDREW NORSTRUD Andrew Norstrud	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2009

/S/ LIXIAN (JOHN) JIANG Lixian (John) Jiang	Director	December 14, 2009

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of Stem Cell Therapy International, Inc., as amended*

3.2	Articles of Incorporation of Stem Cell Therapy Corp.*

3.3	Certificate of Designation of Series A Preferred Stock*

3.4	By-laws of Stem Cell Therapy International, Inc.*

3.5	Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock. (included by reference as exhibit 3(i) to 8k dated November 3, 2009)

5.1	Legal Opinion (to be filed by amendment)

10.1	Business Consulting and Services Agreement dated as of December 16, 2004 between Stem Cell Therapy International Corp. and PMS SA.*

10.2	Consulting Agreement dated as of January 4, 2005 between Stem Cell Therapy International Corp. and RES Holdings Corp.*

10.3	Investor and Media Relations Contract dated as of February 10, 2005 between Stem Cell Therapy International Corp. and Stern & Co.*

10.4	Executive Suite Lease Agreement dated as of February 15, 2005 between Stem Cell Therapy International Corp. and Wilder Corporation.*

10.5	Engagement Letter dated as of May 3, 2005 between the Company and Westminster Securities Corporation.*

10.6	Reorganization and Stock Purchase Agreement dated as of September 1, 2005 between the Company (then Altadyne, Inc.), Stem Cell Therapy International Corp. and R Capital Partners, Inc.*

10.7	Licensing Agreement dated as of September 1, 2005 between the Company and Institute of Cell Therapy.*

10.8	Consulting Agreement dated as of September 1, 2005 between the Company and European Consulting Group, LLC.*

10.9	Consulting Agreement dated as of September 1, 2005 between the Company and Global Management Enterprises, LLC.*

10.10	Consulting Agreement dated as of September 1, 2005 between the Company and USA Consulting Group, LLC.*

10.11	Professional Services Agreement dated as of September 7, 2005 between the Company and Bridgehead Group Limited , Inc.*

10.12	Public Relations Agreement dated as of September 19, 2005 between the Company and Stern & Co.*

10.13	Advisory Physician Agreement dated as of October 4, 2005 between the Company and Alexey Bersenev.*

10.14	Medical and Scientific Advisory Board Member Agreement dated as of October 10, 2005, between the Company and Dr. Weiwen Deng.*

10.15	Medical and Scientific Advisory Board Member Agreement dated as of October 24, 2005, between the Company and Dr. Jorge Quintero.*

10.16	Medical and Scientific Advisory Board Member Agreement dated as of October 24, 2005, between the Company and Dr. Salvador Vargas.*

10.17	Medical and Scientific Advisory Board Member Agreement dated as of December 2, 2005 between the Company and Dr. Igor Katkov.*

10.18	Medical and Scientific Advisory Board Member Agreement dated as of December 2, 2005, between the Company and Dr. Nikita Tregubov.*

10.19	Business Advisory Board Agreement dated as of December 5, 2005 between the Company and Fred J. Villella.*

10.20	Business Development Advisory Agreement dated as of January 1, 2006 between the Company and Alexander Kulik.*

10.21	Termination and Modification of Engagement Letter dated January 4, 2006 between the Company and Westminster Securities Corporation.*

10.22	Business Consulting and Services Agreement dated January 20, 2006 between the Company and Julio C. Ferreira dba Sphaera Inte-Par.*

10.23	Business Development Advisory Agreement dated as of February 7, 2006 between the Company and Gus Yepes.*

10.25	Treating Physician Agreement dated as of October 24, 2005 between the Company and Dr. Salvador Vargas.*

10.26	Treating Physician Agreement dated as of October 24, 2005 between the Company and Dr. Jorge Quintero.*

10.27	Consulting Agreement dated as of June 9, 2006 between the Company and Rick Langley.**

10.28	Patient Treatment Agreement dated November 1, 2006 between the Company and Shenzhen Beike Biotechnology Company Limited. (Included as an exhibit to Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2007 and incorporated herein by reference)

10.29	Consulting Agreement dated as of October 12, 2006 between the Company and SOS Resource Services, Inc. (Included as an exhibit to the Registrant’s Quarterly Report on Form 10-QSB for the nine months ended December 31, 2006 and incorporated herein by reference)

10.30	Newbridge Securities Agreement (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended June 30, 2007)

10.31	Business Advisory Agreement between the Company and Newbridge Securities Agreement (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended September 30, 2007)

10.32	Employment Agreement between the Company and Calvin Cao (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended September 30, 2007)

10.33	Employment Agreement between the Company and Lixian (John) Jiang (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended September 30, 2007)

10.34	Employment Agreement between the Company and Andrew J. Norstrud (Included as an exhibit to Registrant’s Quarterly Report on Form-10QSB for the period ended September 30, 2007)

10.35	Memorandum of Understanding between the Company and Histostem Co., Ltd. (Filed as exhibit 10.35 on Form 8K with the SEC on February 29, 2008 and incorporated herein by reference)

10.36	Reorganization and Stock Purchase Agreement between the Company and Histostem Co., Ltd. (Filed as exhibit 10.36 on Form 8K with the SEC on March 18, 2008 and incorporated herein by reference)

10.37	Amendment No. 1 to the Reorganization and Stock Purchase Agreement between the Company and Histostem Co., Ltd. (Filed as exhibit 10.36 on Form 8K with the SEC on April 22, 2008 and incorporated herein by reference)

10.38	Amendment No. 2 to the Reorganization and Stock Purchase Agreement between the Company and Histostem Co., Ltd. (Filed as exhibit 10.36 on Form 8K with the SEC on June 26, 2008 and incorporated herein by reference)

10.39	Letter from Aidman Piser & Company, P.A. (Included as exhibit 10.30 to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2008)

10.40	Employment agreement between Stem Cell Therapy International, Inc. and David Stark (included as exhibit 10.40 to the Registrant’s Quarterly Report on Form 10-Q for the three and six months ended September 30, 2009)

10.41	Employment agreement between Stem Cell Therapy International, Inc. and Andrew J. Norstrud (included as exhibit 10.41 to the Registrant’s Quarterly Report on Form 10-Q for the three and six months ended September 30, 2009)

10.42	Preferred Stock Purchase Agreement, dated November 2, 2009 (included by reference as exhibit 99.1 to 8k dated November 3, 2009)

10.43	Warrant to Purchase Common Stock, dated November 2, 2009 (included by reference as exhibit 99.2 to 8k dated November 3, 2009)

14.1	Code of Ethics (Included as exhibit 14.1 to the Registrant’s Annual Report on Form 10KSB Amendment 2 for the year ended March 31, 2008 filed with the SEC on February 10, 2009)

21.	List of Subsidiaries*

23.1	Consent of Aidman, Piser & Company, P.A. dated December 15, 2009

23.2	Consent of Brimmer, Burek & Keelan, LLP dated December 14, 2009

*	Previously filed with the Company’s initial filing of Form 10-SB, file number 000-51931, filed on April 25, 2006, and incorporated by this reference as an exhibit to this Form S-1.
**	Previously filed with the Company’s filing of Form 10-QSB, filed on November 14, 2006 and incorporated by this reference as an exhibit.